UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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BLACKBOARD INC.

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BLACKBOARD INC.
650 Massachusetts Ave., NW, 6th Floor
Washington, D.C. 20001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2010

The Annual Meeting of Stockholders of Blackboard Inc. will be held at the company’s corporate headquarters, 650 Massachusetts Avenue, NW, First Floor, Washington, District of Columbia 20001, on Friday, June 4, 2010 at 11:00 a.m., Eastern time, to consider and act upon the following matters:

1. To elect the three nominees for director named herein to Class III of our Board of Directors, each to serve for a term expiring at our 2013 annual meeting or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

2. To approve Amendment No. 5 to the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan from 10,500,000 to 12,000,000 and make other specified changes;

3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 13, 2010, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

To ensure that your vote is recorded promptly, please vote by proxy as soon as possible, whether or not you plan to attend the annual meeting.

Most stockholders have three options for submitting their vote by proxy: (1) via the Internet, (2) by phone or (3) by mail. For further details, see the discussion on page 1 of the enclosed proxy statement. If you have Internet access, we encourage you to record your vote on the Internet.

By Order of the Board of Directors

Matthew H. Small
Chief Business Officer, Chief Legal Officer and
Secretary

Washington, D.C.
April 21, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 4, 2010 at 11:00 a.m. Eastern time at 650 Massachusetts Avenue, NW, First Floor, Washington, District of Columbia 20001.

The proxy statement and annual report to stockholders are available at
http://investor.blackboard.com/phoenix.zhtml?c=177018&p=proxy.

BLACKBOARD INC.
650 Massachusetts Ave., NW, 6th Floor
Washington, D.C. 20001

PROXY STATEMENT

This proxy statement is furnished to stockholders of Blackboard Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at our annual meeting of stockholders to be held at 650 Massachusetts Avenue, NW, First Floor, Washington, District of Columbia 20001, at 11:00 a.m., Eastern time on Friday, June 4, 2010, and at any adjournments or postponements of the meeting (the “Annual Meeting”). Directions to the annual meeting may be found at http://www.blackboard.com/resources/company/DCDirections.pdf. The 2010 annual report to stockholders, containing our audited consolidated financial statements for the fiscal year ended December 31, 2009, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. Except where the context otherwise requires, references to “Blackboard,” “we,” “us,” “our” and similar terms refer to Blackboard Inc.

Only stockholders of record at the close of business on April 13, 2010 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about April 28, 2010. As of the Record Date, 34,025,087 shares of our common stock, $0.01 par value per share, were issued and outstanding and entitled to vote. The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

Voting by Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our corporate secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote at the Annual Meeting or granting a subsequent proxy by phone or on the Internet, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001, Attention: Matthew H. Small, Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Voting by Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank, or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described below. If you wish to change your vote after submitting your proxy, you should follow the instructions provided by your broker or bank.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner as to how to vote on matters deemed non-routine. Generally, if shares are held by a broker or nominee, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be routine, but not with respect to non-routine matters.

In the election of Class III directors, the three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting will be elected as directors. Only votes “For” or “Withheld” will affect the outcome. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore have the same effect as votes against. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. The persons named as attorneys-in-fact in the proxies, Matthew H. Small and John E. Kinzer, were selected by the Board of Directors and are executive officers of Blackboard. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the election of all three nominees for director and FOR the other proposals described in this proxy statement.

Aside from the matters described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2010 except where indicated, information regarding beneficial ownership of our common stock (i) by each person known to us who beneficially owned more than 5% of the shares of our common stock outstanding at such date; (ii) by each director; (iii) by each executive officer identified in the Summary Compensation Table; and (iv) by all directors and executive officers as a group.

	Number of Shares	Percentage of
	Beneficially	Shares of
Name and Address of Beneficial Owner(1)	Owned	Common Stock

Janus Capital Management, LLC(2)	3,676,260	10.83%
151 Detroit Street Denver, CO 80206
BlackRock Inc.(3)	2,846,409	8.38
40 East 52nd Street New York, NY 10022
Waddell & Reed Investment Management Company(4)	1,921,646	5.66
6300 Lamar Avenue Overland Park, KS 66202
Artisan Partners(5)	1,815,300	5.35
875 East Wisconsin Avenue Suite 800 Milwaukee, WI 53202
Michael L. Chasen(6)	513,939	1.50
Michael J. Beach(7)	73,937	*
Matthew H. Small(8)	158,396	*
Judy K. Verses(9)	93,999	*
Jonathan R. Walsh(10)	63,129	*
Joseph L. Cowan(11)	24,000	*
Frank Gatti(12)	26,700	*
Thomas Kalinske(13)	24,000	*
Beth Kaplan(14)	24,000	*
E. Rogers Novak, Jr.(15)	84,434	*
Matthew L. Pittinsky(16)	85,082	*
William Raduchel(17)	28,200	*
All directors and executive officers as a group (12 persons)(18)	1,199,786	3.45

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. The percentages shown are based on 33,955,765 shares of common stock outstanding as of March 31, 2010. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise listed, the address of each stockholder is: c/o Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001.

(2)	Consists of securities beneficially owned by one or more investment companies or other managed accounts which are advised or sub-advised by Janus Capital Management, LLC (“Janus Capital”). Janus Capital has a direct 91.8% ownership stake in INTECH Investment Management (“INTECH”) and a direct 77.8% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (“Managed

Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 3,676,260 shares of Blackboard common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. This information is derived solely from a Schedule 13G filed by Janus Capital with the SEC on March 10, 2010.

(3)	Consists of shares held by the following investment management subsidiaries of BlackRock, Inc.: BlackRock Asset Management Japan Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, BlackRock Advisors LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management LLC, BlackRock (Luxembourg) S.A., BlackRock International Ltd, BlackRock Investment Management UK Ltd. and State Street Research & Management Co. This information is derived solely from a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

(4)	Consists of shares beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the reported shares. This information is derived solely from a Schedule 13G filed by WRIMCO with the SEC on February 12, 2010.

(5)	Consists of securities held by Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC Inc, Andrew A Ziegler and Carlene M. Ziegler. Artisan Partners and Artisan Holdings are investment advisers registered under section 203 of the Investment Advisers Act of 1940; Artisan Holdings is the sole limited partner of Artisan Partners; Artisan Investments is the general partner of Artisan Partners; Artisan Corp is the general partner of Artisan Holdings; ZFIC is the sole stockholder of Artisan Corp.; Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. This information is derived solely from a Schedule 13G filed by Artisan Partners Holdings LP with the SEC on February 11, 2010.

(6)	Includes 369,261 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(7)	Includes 24,187 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(8)	Includes 93,646 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(9)	Includes 31,249 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(10)	Includes 50,204 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(11)	Consists of 24,000 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(12)	Includes 24,250 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(13)	Consists of 24,000 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(14)	Consists of 24,000 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(15)	Includes 26,700 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(16)	Consists of 85,052 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(17)	Includes 25,700 shares of common stock issuable upon exercise of options on or before May 30, 2010.

(18)	Includes 802,249 shares of common stock issuable upon exercise of options on or before May 30, 2010.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members. Our fourth amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Matthew L. Pittinsky, Frank R. Gatti, and Beth Kaplan for re-election to the Board of Directors as Class III directors, each to hold office until the annual meeting of stockholders to be held in the year 2013 and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Dr. Pittinsky, Mr. Gatti and Ms. Kaplan are Class III directors whose terms expire at this Annual Meeting and are each a nominee for re-election as directors. The Board of Directors is also composed of (i) three Class I directors, whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2011 and (ii) two Class II directors, whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in the year 2012.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above.

Required Vote

Directors are elected by a plurality of votes cast. The three nominees receiving the highest number of affirmative votes will be elected. Votes withheld and broker non-votes are not counted toward a nominee’s total.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

The following table lists the nominees to be elected at the Annual Meeting and the continuing directors. Also listed are the positions currently held by each nominee and continuing director, the committees of the Board on which each nominee or continuing director serves as of the date of this proxy statement, the year each nominee’s or continuing director’s current term will expire and the class of director of each nominee and continuing director.

		Year Current	Class of
Name and Position	Board Committees	Term Will Expire	Director

Nominees:
Matthew L. Pittinsky	—	2010	III
Chairman of the Board
Frank R. Gatti	Audit (Chair); Nominating and Corporate	2010	III
Director	Governance
Beth Kaplan	Compensation; Nominating and	2010	III
Director	Corporate Governance
Continuing Directors:
E. Rogers Novak Jr.	Nominating and Corporate Governance	2011	I
Director (Lead independent director)	(Chair); Audit
William Raduchel	Compensation (Chair)	2011	I
Director
Joseph L. Cowan	Compensation	2011	I
Director
Michael L. Chasen	—	2012	II
Chief executive officer, president and director
Thomas Kalinske	Audit	2012	II
Director

We seek to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. Our Nominating and Corporate Governance Committee identifies and selects potential nominees by using the principles and criteria described in the corporate governance guidelines adopted by our Board, including factors such as business experience, independence requirements, diversity, the nominee’s reputation for integrity, honesty and adherence to high ethical standards, the existence of real or perceived conflicts of interest, diversity and the nominee’s ability to devote the time necessary to fulfill his or her responsibilities as a director. To that end, each director nominee has been identified and evaluated in the broader context of the Board’s overall composition, with the goal of including members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that are critical to the effective functioning of the board. The brief biographies below include each nominee or continuing director’s age as of March 31, 2010, the year he or she was first elected to the Board, and certain information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee or continuing director.

Nominees for Class III Directors

Frank R. Gatti, 63, has served as a director since April 2004. Since November 1997, Mr. Gatti has been the chief financial officer of ETS, a global assessment, licensure and certification company with over one billion dollars in annual revenue. Before joining ETS, Mr. Gatti served as vice president of financial management at The New York Times Company beginning in 1996, and prior to that served as corporate vice president/corporate controller beginning in 1988. He also served as a certified public accountant at Deloitte & Touche, an international public accounting firm. He is a member of the Board of Directors of the Princeton Chamber of Commerce, a member of the Advisory Board for the Master’s of Science in Publishing Program at Pace University, and a member of the Financial Advisory Board at Rutgers Business School. Mr. Gatti also chairs The Conference Board’s CFO Council, and is a member of CFO Magazine’s Advisory Board. Mr. Gatti’s years of experience in financial management and accounting, as well as his advisory roles at various educational institutions and business organizations, give him a wide range of financial and executive management experience and skills, which add valuable expertise and insight to the Board. Mr. Gatti, a Certified Public Accountant, received a BBA degree from Baruch College and an MBA degree from the Rutgers Business School.

Beth Kaplan, 52, has served as a director since April 2007. Since January 2008, Ms. Kaplan has served as president and chief merchandising and marketing officer of General Nutrition Centers, Inc., and has served as a member of its Board of Directors since February 2008. From March 2005 to December 2007, Ms. Kaplan served as the managing member of Axcel Partners, LLC, a venture capital firm. From June 2002 to March 2005, Ms. Kaplan was executive vice president of Bath & Body Works and previously served as senior executive vice president for marketing and merchandising with Rite Aid and as vice president for the U.S. cosmetics and fragrance business at Procter & Gamble. Ms. Kaplan currently serves on the Board of Directors of the Baltimore Symphony Orchestra and the Wharton Board of Overseers. Ms. Kaplan previously served as a director of Blackboard from June 2000 to August 2001. Her skills and expertise in marketing as well as her professional experiences in a variety of executive leadership roles provide a unique and valuable perspective to the Board. Ms. Kaplan received BS and MBA degrees from the University of Pennsylvania’s Wharton School.

Matthew L. Pittinsky, Ph.D., 37, has served as chairman of the Board of Directors since our founding in 1997. Since January 1, 2009, Dr. Pittinsky has served as an Assistant Professor at Arizona State University. On March 1, 2008, Dr. Pittinsky resigned as an executive officer of Blackboard and now serves as a non-employee chairman of the Board. From June 1997 to November 1998, Dr. Pittinsky also served as our chief executive officer. Before co-founding Blackboard, from July 1995 to June 1997 Dr. Pittinsky was a consultant with KPMG Consulting (now BearingPoint, Inc.) serving colleges and universities. Dr. Pittinsky is the editor of The Wired Tower, a book published in June 2002 analyzing the Internet’s impact on higher education, as well as a variety of scholarly research articles in the fields of sociology and education. As our chairman and co-founder, Dr. Pittinsky has a unique insight into and deep understanding of the education technology industry, and has continued to demonstrate vision and leadership. His experience and knowledge of our business as well as his perspective as a professor and educator add valuable insight to the Board. Dr. Pittinsky received a B.A. degree from American University, an Ed.M degree from Harvard University Graduate School of Education, and M.Phil and Ph.D. degrees from Columbia University Teachers College.

Continuing Class I Directors

Joseph L. Cowan, 61, has served as a director since April 2007. Since June 2009, Mr. Cowan has served as a consultant with Vector Capital, a venture capital investment firm. Mr. Cowan served as chief executive officer and a member of the Board of Directors of Interwoven Inc., a provider of content management software, from April 2007 until its acquisition by Autonomy, Inc. in March 2009. He served as chief executive officer and a director of Manugistics Group, Inc., a provider of supply chain management software, from July 2004 to July 2006. From November 2002 to December 2003, Mr. Cowan served as president and chief executive officer of EXE Technologies, Inc., a provider of supply chain execution and warehouse management systems. From April 2001 to November 2002, he served as president and chief executive officer of Invensys Automation & Information Systems. From July 2000 to April 2001, Mr. Cowan served as president and chief executive officer of Wonderware, a business unit of Invensys plc, and from April 1998 to July 2000 he served as senior vice president, sales and marketing, of Wonderware. Mr. Cowan’s business experience in the technology industry and his executive management experience and skills are a valuable contribution to the Board’s function. Mr. Cowan received a BS degree from Auburn University and an MS degree from Arizona State University.

E. Rogers Novak, Jr., 61, has served as a director since September 1998. Since April 1996, Mr. Novak has been a managing member of the general partnership of Novak Biddle Venture Partners, L.P., a venture capital investment firm. Prior to co-founding Novak Biddle, Mr. Novak served as general partner of Grotech Partners, a private investment company. He also led investment banking and served on the executive committee at Baker, Watts & Co. Currently, Mr. Novak serves on the boards of a number of private companies, and serves as a board member, executive committee member, and treasurer of the National Venture Capital Association. He also serves on the advisory boards of a venture fund and the U.S. Department of Homeland Security’s PREDICT (Protected

Repository for the Defense of Infrastructure Against Cyber Threats), and is a member of the Office of the Secretary of Defense DeVenCI program. Mr. Novak’s range of business and board experience, his knowledge of Blackboard’s corporate history and operations, and his expertise in financial matters and venture capital investing bring valuable expertise and insight to the Board. Mr. Novak received a BA degree from Kenyon College.

William Raduchel, Ph.D., 63, has served as a director since February 2005. Since January 2009, Dr. Raduchel has been an adjunct professor at the McDonough School of Business at Georgetown University. From May 2004 to February 2006, Dr. Raduchel served as chairman and chief executive officer of Ruckus Network Inc., a digital entertainment service for students at colleges and universities over the university network. Through December 2002, Dr. Raduchel was executive vice president and chief technology officer at AOL Time Warner, Inc. He joined America Online, Inc., in September 1999 as senior vice president and chief technology officer. Until September 1999, Dr. Raduchel was chief strategy officer and a member of the executive committee of Sun Microsystems, Inc. In his eleven years at Sun Microsystems, Dr. Raduchel also served as chief information officer, chief financial officer, acting vice president of human resources and vice president of corporate planning and development. Dr. Raduchel serves on the Board of Directors and the compensation and corporate development committees of Silicon Image, Inc. and serves as the Chairman of the Board of Directors and on the governance committee of Opera Software ASA. Dr. Raduchel’s career as an educator, information technologist and senior corporate executive and his years of experience serving on boards of both public and private companies give him a wide range of knowledge on topics important to the business and that contribute to the Board’s function. Dr. Raduchel received a BA degree from Michigan State University, AM and Ph.D. degrees from Harvard University and an honorary doctorate from Michigan Technological University.

Continuing Class II Directors

Michael L. Chasen, 38, has served as chief executive officer since January 2001, as president since February 2004 and as a director since our founding in 1997. Prior to serving as CEO, Mr. Chasen served as president from June 1997 to January 2001. Before co-founding Blackboard, from May 1996 to June 1997, Mr. Chasen was a consultant with KPMG Consulting (now BearingPoint, Inc.) serving the college and university marketplace. As our CEO and co-founder, Mr. Chasen has demonstrated vision and leadership, and has a deep understanding of our operations and business strategy. His dedication to Blackboard as well as his experience and knowledge in the education technology industry make him uniquely qualified to serve on our Board. Mr. Chasen received a BS degree in computer science from American University and an MBA degree from Georgetown University School of Business.

Thomas Kalinske, 65, has served as a director since April 2007. Since July 2009, Mr. Kalinske has been Executive Chairman and a member of the Board of Directors of Moonshoot US, a company developing online video games that helps teach English to children. He currently serves as a member of the Board of Directors of Cambium Learning Group, Inc., a company that provides research-based education solutions for K-12 students and programs for struggling learners, and on the Board of Kidzui, a private company offering a web browser, applications and a search engine to allow children to safely surf the web. From March 2008 until May 2009, Mr. Kalinske served as the chief executive officer and a member of the Board of Directors of CFares, Inc., an online travel search engine. Mr. Kalinske also currently serves as vice chairman of the board of Leapfrog Enterprises Inc., a maker of educational toys and games, and has served as a director of Leapfrog since 1997. From September 1997 to July 2006, Mr. Kalinske served as CEO of Leapfrog and was the Chairman of the Board of Directors of Leapfrog from September 1997 to February 2004. From 1996 to February 2004, Mr. Kalinske served as the president of Knowledge Universe LLC (now renamed Krest LLC), an education company. From 1990 to 1996, he served as president and chief executive officer of Sega of America, a computer game company. From 1987 to 1990, he was president and chief executive officer of the Universal Matchbox Group, a toy maker. From 1985 to 1987, he served as president and co-chief executive officer of Mattel, Inc. Mr. Kalinske served in other senior management positions at Mattel from 1972 to 1985. Mr. Kalinske’s business experience in the educational technology industry in particular as well as with children’s toys and entertainment companies, along with his general executive management experience and insight, bring a valuable perspective to the Board. Mr. Kalinske received a BS degree from the University of Wisconsin and an MBA degree from the University of Arizona.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Blackboard is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the corporate governance section of our website, http://investor.blackboard.com. Alternatively, you can request a copy of any of these documents by writing to Investor Relations, Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Blackboard and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s principal responsibility is to oversee the management of Blackboard;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met seven times during fiscal year 2009. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during 2009. The Board of Directors has separately designated standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors.

As a policy, we encourage our directors to attend our annual stockholder meetings. Our 2009 annual meeting was attended by Mr. Chasen, Mr. Novak and Dr. Raduchel.

Board Leadership Structure

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for our company and the day to day management and performance of our business, while the Chairman of the Board provides advice and guidance to the CEO. Our CEO, Mr. Chasen, and our Chairman, Dr. Pittinsky, co-founded Blackboard in 1997 and both have remained involved in different respects. Dr. Pittinsky has served as Chairman of the Board since the founding of Blackboard, continuing to demonstrate leadership and now bringing his perspective as a professor and educator to the Board. Mr. Chasen has been a member of the Board of Directors since our founding, and has served as CEO since 2001, providing strategic and tactical direction to the business as well as working with the Chairman and the rest of the Board to develop and implement the Company’s vision and overall business strategy. In addition, the Board has designated Mr. Novak as its lead independent director, relying on his experience, oversight and expertise from outside the Company. In this role, he is responsible for coordinating the activities of the independent directors, and serves as a liaison between the senior management of the Company and the independent directors.

Board Role in Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing management of risk. The Board regularly reviews information regarding our financial position, governance and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial and reporting risks. The Nominating Committee oversees the management of risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Accordingly, the Board has not chosen to establish a separately designated risk committee. The full Board also participates in risk oversight in the course of their other responsibilities such as operational discussions with management, review and approval of the annual operating plan, and review and approval of merger and acquisition transactions.

Board Determination of Independence

NASDAQ Stock Market listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent.” Under applicable NASDAQ listing rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that none of Mr. Cowan, Mr. Gatti, Mr. Kalinske, Mr. Novak, Dr. Raduchel or Ms. Kaplan has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under applicable NASDAQ listing rules.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our consolidated financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by:

•	reviewing the financial reports provided by us to the SEC, our stockholders or the general public;

•	reviewing our internal financial and accounting controls;

•	evaluating and selecting our independent registered public accounting firm;

•	reviewing with management and the independent auditors our annual audited consolidated financial statements and quarterly reviewed consolidated financial statements;

•	discussing the adequacy of our internal controls and procedures with management and our independent registered public accounting firm;

•	supervising our relationship with our independent registered public accounting firm;

•	reviewing the scope of both audit and non-audit services and related fees; and

•	determining the independence of our independent registered public accounting firm.

The Audit Committee met seven times during 2009. Messrs. Gatti, Kalinske, and Novak currently serve on the Audit Committee and Mr. Gatti serves as chairperson. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in applicable NASDAQ listing rules and satisfy the other independence standards for audit committee members set forth in the NASDAQ listing rules. The Board has determined that all members of the Audit Committee are independent for purposes of applicable rules under the Securities Exchange Act of 1934, as amended. The Board has further determined that Mr. Gatti is an “audit committee financial expert” as defined by rules under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on our website at http://investor.blackboard.com.

Compensation Committee

The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and producing an annual report of the Compensation Committee on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders in accordance with applicable rules and regulations. The Compensation Committee also:

•	approves the salary, bonus and equity arrangements of our chief executive officer and other executive officers;

•	recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto, including increases in the number of shares of common stock available for grant as stock options or otherwise thereunder; and

•	recommends, subject to approval by the entire Board of Directors, any director compensation plans.

The Compensation Committee met four times during 2009. Ms. Kaplan, Mr. Cowan and Dr. Raduchel currently serve on the Compensation Committee and Dr. Raduchel serves as chairperson. The Board has determined that all members of the Compensation Committee are independent directors under applicable NASDAQ listing rules.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at http://investor.blackboard.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities by:

•	reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors and the committees of the Board of Directors;

•	establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors;

•	assessing the performance of the Board of Directors; and

•	establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to promote the Board of Directors’ compliance with its fiduciary duties to Blackboard and our stockholders.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee may also retain external advisors, to identify or evaluate potential nominees to be considered for election to the Board of Directors. The Nominating and Corporate Governance Committee may, in its discretion, consider nominees recommended by stockholders. Candidates proposed by stockholders are evaluated using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for consideration by the Nominating and Corporate Governance Committee should submit the candidate’s name, biographical data, qualifications and business experience for at least the previous five years, a document indicating the candidate’s willingness to act if elected and evidence of the nominating stockholder’s ownership of our common stock at least 120 days prior to the anniversary of the mailing date of our proxy statement for the previous annual meeting to the Nominating and Corporate Governance Committee, c/o Matthew H. Small, Corporate Secretary, Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001. Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth herein under “Stockholder Proposals.”

In accordance with the corporate governance guidelines adopted by the Board, the Nominating and Corporate Governance Committee identifies and selects potential nominees by using the principles and criteria described in the corporate governance guidelines, including the consideration of the following factors: compliance with the independence requirements under the NASDAQ listing rules and applicable law, the candidate’s reputation for integrity, honesty and adherence to high ethical standards, the candidate’s business acumen and experience, the existence of real or perceived conflicts of interest, diversity and the candidate’s ability to devote the time necessary to discharge his or her responsibilities as a director. While the Board has not established term limits, director membership is reviewed annually by the Nominating and Corporate Governance Committee and the Board has established a general policy that any director who reaches the age of 70 is expected to retire from the Board effective at the end of his or her term. Potential nominees should generally be able to serve for at least five years before reaching the age of 70.

The Nominating and Corporate Governance Committee met one time during 2009. Ms. Kaplan and Messrs. Novak and Gatti currently serve on the Nominating and Corporate Governance Committee and Mr. Novak serves as chairperson. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under applicable NASDAQ listing rules.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on our website at http://investor.blackboard.com.

Communications from Stockholders to the Board

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead independent director, with the assistance of our chief legal officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Any stockholder wishing to communicate with any of our directors may write to the director, c/o Matthew H. Small, Corporate Secretary, Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001. The corporate secretary will forward these communications directly to the director(s) specified or, if none is specified, to the chairman of the Board.

2009 DIRECTOR COMPENSATION

The following table provides information about the compensation of our non-employee directors for 2009.

	Fees Earned or	Option Awards	Total
Name	Paid in Cash ($)	($)(1)(2)	($)

Joseph L. Cowan	$55,000	$76,495	$131,495
Frank R. Gatti	$75,000	$76,495	$151,495
Thomas Kalinske	$55,000	$76,495	$131,495
Beth Kaplan	$60,000	$76,495	$136,495
E. Rogers Novak, Jr.	$75,000	$76,495	$151,495
Matthew Pittinsky	$90,000	$76,495	$166,495
William Raduchel	$70,000	$76,495	$146,495

(1)	Represents the full grant date fair value of stock options granted in 2009 to the named director, calculated in accordance with ASC Topic 718, excluding estimates of forfeitures. The assumptions made in valuing option awards reported in this column are discussed in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, under the heading “Significant Accounting Policies” and subheading “Accounting for Stock-Based Compensation”.

(2)	The amounts reported in the table above for these awards may not represent the amounts that the director will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the future stock price and the director’s continued service.

Director Compensation

Under our outside director compensation policy, each non-employee director will be paid an annual retainer of $50,000. The chairperson of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will each be paid an additional annual retainer of $20,000. Non-chair members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will be paid an annual retainer of $5,000 for each committee on which they serve. A non-executive chairman of the Board will be paid an additional annual retainer of $20,000, $4,000 per meeting day for in-person meetings of the Board and $2,000 per telephonic meeting of the Board. The cash retainers are paid quarterly in arrears, and new board members receive a pro-rated amount for the quarter in which they are first elected or appointed. Upon election or nomination to our Board of Directors, new non-employee directors will receive an option grant to purchase 12,000 shares of our common stock with a three-year vesting period. On June 15 of each year, each non-employee director who has served for at least six months will receive an option grant to purchase 6,000 shares of our common stock which vests in full on May 1 of the following year. The exercise price of the option grants will be equal to the fair market value of our common stock on the date of the grant.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Blackboard’s financial reporting process on behalf of the Board of Directors. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Blackboard’s financial reporting, internal controls and audit functions. A copy of the charter is available on our website at http://investor.blackboard.com. Management is responsible for the preparation, presentation and integrity of Blackboard’s consolidated financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP (“E&Y”), Blackboard’s independent registered public accounting firm, is responsible for performing independent audits of the consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee has reviewed Blackboard’s audited consolidated financial statements for the year ended December 31, 2009 and has discussed these consolidated financial statements with Blackboard’s management and E&Y.

The Audit Committee has discussed with E&Y the matters required to be discussed by Statement on Auditing Standards 61, The Auditor’s Communication with Those Charged with Governance, as adopted by the PCAOB, which include, among other items, matters related to the conduct of the audit of Blackboard’s consolidated financial statements. The Audit Committee discussed with Blackboard’s management and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee reviewed with E&Y its judgments as to the quality, not merely the acceptability, of Blackboard’s accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosure in Blackboard’s consolidated financial statements and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the PCAOB. The Audit Committee met with E&Y, with and without management present, to discuss the results of their examinations, their evaluations of Blackboard’s internal controls, and the overall quality of Blackboard’s financial reporting.

In addition, the Audit Committee has discussed with E&Y its independence from management and Blackboard and considered the compatibility of non-audit services with E&Y’s independence. The Audit Committee has also received the written disclosures and the letter from E&Y required by the standards of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In accordance with Audit Committee policy and the requirements of applicable law, all services to be provided by E&Y are pre-approved by the Audit Committee including audit services, audit-related services, tax services and other services.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Blackboard’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee.

AUDIT COMMITTEE

Frank R. Gatti, Chair
Thomas Kalinske
E. Rogers Novak, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

The objectives of Blackboard’s executive compensation program are to:

•	support Blackboard’s short- and long-term financial and strategic objectives by attracting, retaining and motivating the talented executives needed to attain such objectives;

•	align interests of executive officers and shareholders by tying a significant portion of realized compensation to changes in shareholder value;

•	motivate and reward executives for achieving and exceeding the annual financial goals of the company by having performance-based pay comprise a significant portion of total compensation;

•	provide differentiated pay based on relative contributions to company performance; and

•	maximize the financial efficiency of the overall program to the company from a tax, accounting and cash flow perspective.

Role of the Compensation Committee and Management in Executive Compensation

The Compensation Committee of our Board of Directors determines the total compensation of our chief executive officer (CEO), all other executive officers and selected operations executives, as chosen by the Compensation Committee, and is responsible for:

•	the review, establishment and approval of our executive compensation and benefits strategy, programs, policies and practices;

•	determining the compensation structure for our chief executive officer, named executive officers and selected other executives; and

•	the administration of our equity-based incentive compensation plans.

Members of the Compensation Committee are appointed by our Board of Directors. The Compensation Committee currently consists entirely of independent directors within the meaning of SEC and NASDAQ stock exchange listing rules, none of whom have ever been employees of the company. The Compensation Committee chair regularly reports on Committee actions and recommendations at Board meetings. The Compensation Committee has a written charter that it follows in carrying out its responsibilities which is available on our website at http://investor.blackboard.com.

The Compensation Committee meets annually to review the performance of the company and its executives and to assess the executive compensation strategy for the coming year. As part of its annual review, which typically occurs at the end of each fiscal year, the Compensation Committee may decide to adjust one or more elements of an executive officer’s total compensation, and determines the amount of any adjustments to base salary, annual incentive opportunities and long-term incentives, the criteria for achieving annual and long-term incentives and the payout of incentive awards for prior periods based on the attainment of previously established objectives.

The Compensation Committee may consider changes to our executive compensation structure at other times during the year and has the discretion to adjust compensation outside of annual reviews, including performance measure targets, as it deems appropriate. On occasion, the Compensation Committee may grant equity incentives to executives at other times during the year.

As part of its deliberations each year, the Compensation Committee may review and consider materials such as our financial reports and projections, operational data, tax and accounting information, stock ownership information, data relating to historical changes in our stock price, analyses of historical executive compensation levels and company-wide compensation levels, and the recommendations of the CEO and other members of the Board of Directors, as well as the Compensation Committee’s independent compensation consultant.

Outside Advisors

The Compensation Committee has the authority to retain outside advisors to assist it in evaluating actual and proposed compensation for our executive officers. In connection with making its recommendations for executive compensation for 2009 and 2010, the Compensation Committee engaged Hewitt Associates as its independent compensation consultant to advise on executive compensation matters generally. The Compensation Committee also engaged Towers Perrin to advise specifically on CEO compensation matters.

As described below under “Compensation Analysis — Competitive Benchmarking,” the Compensation Committee uses the independent compensation consultant to review and provide recommendations on the composition of a peer group of comparable companies in the enterprise software industry, as well as to provide data for similarly situated executive officers at those peer group companies.

Role of Management

For executive officers other than the CEO, the Compensation Committee solicits and considers the performance evaluations and compensation recommendations of the CEO, including with respect to salary adjustments and the setting of annual bonus targets and long-term compensation awards. In the case of the CEO, the Compensation Committee evaluates his performance and determines whether to make any adjustments to his compensation.

The CEO meets periodically with the Compensation Committee to review compensation policies and specific levels of compensation paid to executive officers and other key personnel. During Compensation Committee meetings, management may present topical issues for discussion and education as well as specific recommendations for the Compensation Committee’s review. Our CEO and our chief legal officer attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions, and provide input from management including legal, finance and human resources considerations, but the Compensation Committee also meets without management present. Decisions in the annual compensation review are made by the Compensation Committee in executive session in consultation with the independent consultant but without management present.

Delegation of Authority

The Compensation Committee has delegated to the CEO the authority to periodically grant stock options and restricted stock to employees who are not executive officers or direct reports of the CEO. These grants are generally for new hires, promotions, or annual grants and are subject to caps on the number of stock options and shares of restricted stock which may be granted to any one individual. Grants to non-executive officers who are senior vice presidents or higher are reported to the Compensation Committee for review prior to the grant date. Other grants issued pursuant to this delegation of authority are periodically reported to the Compensation Committee. The grant dates for such awards are determined by policy and are not discretionary.

Executive Compensation Program Summary

General

To help us achieve our executive compensation objectives, we strive to offer our executive officers compensation and benefits that are attractive and competitive in the marketplace for talent. The key components of compensation provided to our executive officers are:

•	annual salaries;

•	annual cash incentive bonuses based on performance measured against specific measures;

•	long-term equity compensation;

•	employee benefits and perquisites; and

•	severance and change of control benefits.

In addition, in prior years our CEO was eligible for a long-term cash incentive bonus tied to long-term organic revenue growth, but that program was cancelled in 2009, as described in further detail below. Total compensation for executive officers is reviewed annually and may be considered at other times in the discretion of the Compensation Committee.

Factors Considered

In determining the amount and form of compensation elements, the Compensation Committee assesses both company performance factors and individual factors as they apply to each executive officer. The Compensation Committee believes that it is important to consider both company performance relative to the performance of comparable companies and each officer’s individual circumstances.

Company performance factors considered by the Compensation Committee have historically included widely available financial metrics that provide comparability across companies, such as:

•	revenue growth;

•	market capitalization and total stockholder return; and

•	non-GAAP earnings, excluding specified non-cash items.

Individual compensation factors considered by the Compensation Committee take into account each officer’s individual circumstances, and have typically included items such as:

•	the officer’s performance;

•	the officer’s compensation relative to the performance of the company and relative to the total equity outstanding;

•	the total compensation levels of comparable executive officers at peer group companies and in published survey sources;

•	scope and strategic impact of the executive officer’s responsibilities;

•	the experience of the individual;

•	the officer’s past compensation levels and those of the executive officers as a group;

•	internal pay equity of the compensation paid to one officer as compared to another;

•	the amount of base salary in the context of the individual’s total compensation and other benefits; and

•	for each executive officer other than the CEO, the evaluation and recommendation of the CEO.

The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.

2009 and 2010 Considerations

In 2009, due to the global economic slowdown and disruptions in financial markets, the company adopted a number of cost-saving measures. In its February 2009 compensation review, the Compensation Committee acknowledged the broader economic conditions and, although the company’s 2008 financial performance across various metrics was generally favorable compared to the peer group, this was outweighed by the need for the company to manage its expense levels in light of the market disruptions and the potential effect on the company’s financial performance in 2009. Accordingly, the Compensation Committee determined that it was appropriate to maintain salary levels at their 2008 levels for executive officers and employees generally across the company. In addition, the company suspended the employee 401(k) matching program at the beginning of the year but at the end of 2009, due to the company’s better than expected financial performance, the company reinstated the company match retroactive to the beginning of 2009.

For 2009 annual long-term equity incentives, in addition to the considerations described above, the Compensation Committee also considered the value of the equity holdings of the executive officers, and decided to generally keep the value of equity compensation granted in 2009 at approximately the same levels as in 2008, calculated in accordance with applicable accounting rules, while shifting the mix in equity awards more towards restricted stock. The Compensation Committee considered these factors in its deliberations about executive compensation for 2010 in addition to the factors discussed below.

In making compensation decisions for 2010, the Compensation Committee considered market conditions; the company’s performance relative to its budget and relative to the companies in the selected peer group; that the company had generally exceeded its operating plan for 2009; and that over the past several years, the company’s financial performance had generally been in the top half or top quartile of the relevant financial metrics evaluated. The Compensation Committee also took into consideration that there had been no increase in compensation levels between 2008 and 2009. Finally, the Committee observed with respect to total stockholder return in 2009 that due to stock market volatility, the company’s ranking varied anywhere between the top quartile and the bottom quartile depending on the measurement date. Overall, the company’s consistent financial performance over multiple years and during a difficult economic period was a significant factor in its determination that it was appropriate to generally target total direct compensation for 2010 to be in the top quartile of the peer group, with adjustments according to each executive’s individual circumstances.

Compensation Analysis

Competitive Benchmarking

The peer group companies referenced by the Compensation Committee have consisted primarily of software companies with revenues and market capitalizations comparable to Blackboard’s. The Compensation Committee, in consultation with its independent consultant, periodically determines whether it would be appropriate to adjust the peer group in order to maintain comparability with Blackboard. This process is designed to keep the peer group generally stable but also to reflect changes in (1) some peer group companies’ revenue, market capitalization and/or status as independent publicly-traded companies and (2) Blackboard’s growth in revenue and market capitalization. The independent consultant to the Compensation Committee performs this benchmarking and provides the data to the Compensation Committee which then shares it with management. Management also provides data to the Compensation Committee.

In the fall of 2008, with the assistance of Hewitt Associates, the Compensation Committee established a peer group consisting of the following 21 companies for the purpose of benchmarking executive compensation to be established for 2009:

Advent Software Inc.	Akamai Technologies Inc.	Allscripts Healthcare Solutions Inc.
Ansys Inc.	Blackbaud Inc.	Concur Technologies Inc.
DealerTrack Holdings Inc.	Digital River Inc.	Epicor Software Corporation
EPIQ Systems Inc.	Equinix Inc.	Informatica Corporation
Manhattan Associates Inc.	MicroStrategy Inc.	Skillsoft PLC
SPSS Inc.	Tibco Software Inc.	Ultimate Software Group Inc.
United Online Inc.	WebMD Health Corporation	Websense Inc.

This group represented publicly-traded enterprise software companies with annual revenues generally in the range of $150 million to $650 million and market capitalizations generally in the range of $300 million to $3.9 billion.

In the fall of 2009, following a review by the Compensation Committee and in consultation with Hewitt Associates, the determination was made to maintain the composition of the existing peer group, with the exception of SPSS, Inc., which was removed to due to its acquisition by IBM during 2009. The remaining 20 companies constituted the peer group for the 2010 compensation review, with reported annual revenues generally in the range of $175 to $790 million and market capitalizations generally in the range of $340 million to $3.6 billion.

To supplement the peer group benchmarks, and for positions where the peer group data was insufficient to establish a benchmark, the Compensation Committee also obtained data from two proprietary sources for both the 2009 and 2010 analyses: a database maintained by Culpepper and Associates, Inc., a compensation advisory firm focused on high-tech companies, and a survey by, Radford (a division of Aon Corporation), a human capital consulting firm. The Culpepper database consists of compensation data from over 750 companies. Blackboard also uses the Culpepper database to set compensation benchmarks for its U.S. employee population. Benchmarks for the executive officers were established using the same methodology as is used for general employee salary benchmarking and consisted of data from companies in the Culpepper database with revenues comparable to Blackboard. The Radford Executive Survey provides additional market data for technology companies. The Compensation Committee considers the broader information provided by these sources as a frame of reference for the information provided in the peer group data for companies with annual revenues generally within a range of $100 million to $500 million.

While the supplemental published survey data is an important additional source of information for confirming the adequacy and accuracy of its benchmarking analysis, the Compensation Committee relies more heavily on the publicly traded peer group data. The Compensation Committee is generally able to obtain financial performance information for our publicly traded peer group companies, which enables the Compensation Committee to consider the compensation levels of the peer group executive officers relative to the actual financial performance of their respective companies. As the Compensation Committee desires to align executive compensation with Blackboard’s financial performance, the Compensation Committee believes that publicly traded peer group data provides the most useful and relevant information on market conditions for the Compensation Committee to consider.

The Compensation Committee believes that there are inherent challenges in any effort to evaluate executive compensation in comparison to other companies. Benchmarking alone does not provide a definitive answer to setting compensation levels. Compensation can include a mixture of annual, one-time, periodic, promotional and new-hire awards, and may vary with an executive’s tenure in the position, and thus compensation levels may not be directly comparable between or among companies. Equity awards are valued at different dates and may reflect very different conditions in the public equity markets. In setting the executive compensation for a coming fiscal year, the Compensation Committee relies on benchmarking data from the prior fiscal year and as a result must make a determination as to the impact of these timing differences, in consultation with its independent compensation consultant.

Company performance factors

The Compensation Committee has historically considered the changes in revenue, market capitalization and non-GAAP earnings for its comparisons as they are widely available metrics which provide the greatest level of comparability across companies, and can provide a consistent basis for comparison during periods of disruption in the financial markets and the global economy. In both the 2009 and 2010 reviews, the Compensation Committee assessed the company’s stock performance in the prior year compared to the stock performance of the other companies in its peer group and determined that Blackboard generally performed favorably compared to the peer group although due to market volatility in 2009 Blackboard’s stock performance versus the peer group in 2009 varied significantly depending on the measurement date.

The Compensation Committee believes that if Blackboard can outperform the peer group median in financial performance, the executive officers should receive compensation above the estimated median level of total compensation paid by the peer group companies to executive officers performing comparable functions. In addition, the Compensation Committee believes that the competition for executive talent in our industry is significant and that the cost to replace executive officers is substantial thus reinforcing the importance of retaining our executive officers. Finally, as the perceived ultimate value of equity incentives can fluctuate significantly with changes in market conditions, the Compensation Committee believes that it is appropriate to ensure that the cash component of total compensation remains competitive.

As part of its 2009 compensation review, the Compensation Committee took note of the fact that Blackboard’s financial performance was in the top half or top quartile of the relevant metrics. However, the Compensation Committee primarily considered the need to manage company expenses in light of the market disruptions and worldwide economic slowdown at the time and the potential effect on the company’s financial performance. The Compensation Committee also took into account the tone that would be set across all of Blackboard by the Compensation Committee’s decision, and the fact that company management had recommended that salaries for executive officers and non-executive employees for 2009 be maintained at their 2008 levels. As a result, the Compensation Committee believed it was appropriate to keep 2009 cash compensation more or less at 2008 levels.

During its 2010 compensation review, the Compensation Committee considered a number of factors, including its compensation decisions in the prior year and the economic and market conditions. The Compensation Committee also considered the company’s financial performance for 2009 as measured against its budget and expectations, as well as in relation to the financial performance of comparable peer group companies. The Compensation Committee took note of the fact that over the past years, Blackboard’s financial performance has generally been in the top half or top quartile of the relevant metrics and that the company generally exceeded its operating plans for 2009. Finally, it noted that with respect to total shareholder returns in 2009, due to the volatility of the stock markets, Blackboard’s rank varied from the first quartile to the fourth quartile depending on the measurement date. Overall, Blackboard’s consistent financial performance both in past years and during a difficult macroeconomic period in recent years, and the importance of retaining the company’s executive team, were significant factors in the Compensation Committee’s decision to set 2010 executive compensation generally in the top quartile of comparable companies.

Individual compensation determinations

The following table presents the 2009 and 2010 cash compensation approved for our named executive officers:

		Percentage			Percentage		% of Bonus Based on
	2009 Annual	Increase	2009 Target	2010 Annual	Increase	2010 Target	Company	Individual
Executive Officer	Salary	Over 2008	Bonus	Salary	Over 2009	Bonus	Performance	Goals

Michael L. Chasen(1) CEO & President	$550,000	0%	100% of annual salary	$575,000	4.5%	100% of annual salary	100%	0%
Michael J. Beach(2) CFO & Treasurer	$375,000	0%	50% of annual salary	$390,000	4%	65% of annual salary	75%	25%
Matthew H. Small CBO, CLO & Secretary	$375,000	0%	50% of annual salary	$390,000	4%	65% of annual salary	75%	25%
Judy K. Verses CCO, President, Sales & Marketing	$325,000	0%	50% of annual salary	$350,000	7.7%	75% of annual salary	50%	50%
Jonathan R. Walsh VP Finance & Accounting	$195,000	0%	40% of annual salary	$225,000	15%	40% of annual salary	0%	100%

(1)	In addition to the target bonuses listed, in February 2009, Mr. Chasen was granted a target long-term incentive opportunity of $550,000 to be based on company financial performance in 2010 and 2011, as described in greater detail below under “CEO Long-term Cash Incentive Bonus.” This long-term incentive opportunity was cancelled for future years in connection with his new employment agreement and grant of restricted stock units in October 2009.

(2)	Mr. Beach resigned as Chief Financial Officer of the Company effective March 1, 2010.

Cash Compensation.  Cash compensation consists of an executive officer’s base salary and a target annual incentive bonus. Until 2009, the CEO also received additional long-term cash incentive grants each year based on long-term company performance. As described in more detail below, the long-term cash incentive opportunity was cancelled for future years in connection with the CEO’s revised employment agreement and the concurrent grant of restricted stock units. The Compensation Committee seeks to ensure that total target cash compensation is competitive for each executive officer and may also be affected by individual negotiations with executives, particularly in connection with their initial compensation package. Base salary is generally set with reference to the market practice for comparable positions at the surveyed peer companies and the factors described above. The balance is delivered through an annual bonus incentive tied to both company and individual goals. To ensure a strong link between executive pay and Blackboard’s performance, the annual target bonus incentive will generally be a significant proportion of an executive officer’s total target cash compensation.

2009 Cash Compensation

In reviewing the peer group for the 2009 compensation review, the average total compensation levels of the 2009 peer group increased over those of the 2008 peer group; however, as discussed above, the Compensation Committee determined that it was appropriate to maintain the 2009 target total cash compensation levels, including base salary and target incentives, of Blackboard’s executive officers at their 2008 levels. Accordingly, the salary and target bonus opportunities for each of Mr. Chasen, Mr. Beach, Mr. Small and Mr. Walsh were maintained at their 2008 levels. In May 2008, Mr. Small was promoted to the role of chief business officer (CBO), at which point, in addition to his role as the company’s chief legal officer, he assumed certain operating responsibilities for the company. In its 2009 compensation review, the Compensation Committee considered various factors including the company’s positive financial performance within the peer group, the increased compensation benchmarks, and Mr. Small’s expanded responsibility as CBO. However, in light of the global economic slowdown and taking into account the need to conservatively manage company expenses and the other considerations described above, the Compensation Committee determined that it was appropriate to maintain the target cash compensation levels for all executives at their 2008 levels.

2010 Target Cash Compensation

In reviewing the peer group benchmark data for the 2010 compensation review, the Compensation Committee established a general objective of compensating our executive officers competitively in comparison with our peer group for total compensation. Based on the company’s positive financial performance over multiple years, increased compensation benchmarks among the peer group companies, and taking into consideration the fact that no changes were made to compensation levels from 2008 to 2009, in February 2010 the Compensation Committee approved increases to the target 2010 cash compensation of the company’s executive officers. Accordingly, Mr. Chasen, Mr. Beach and Mr. Small received increases in their base salary of 4% to 4.5% from their 2009 salary levels. Mr. Walsh’s base salary was increased by 15% due to the importance of his position as the company’s principal accounting officer. In February 2009, Ms. Verses was designated an officer of the company by the Board of Directors. In July 2009, she was promoted to the role of chief client officer (CCO) and president of sales and marketing. In its 2010 compensation review, the Compensation Committee considered the company’s performance as well as Ms. Verses’ expanded responsibility during 2009 and the fact that Ms. Verses’ cash compensation level was below the median for comparable positions within the peer group. As a result, the Compensation Committee increased Ms. Verses’ base salary by 7.7% to a level that is between the median and the 75th percentile of the comparable positions in the peer group.

In addition to the changes in base salary described above, the Compensation Committee increased the target bonus opportunity for Mr. Beach and Mr. Small from 50% to 65% in recognition of the importance of their roles and for Ms. Verses from 50% to 75% due to her ability to affect the company’s performance as Blackboard’s senior sales executive.

Structure of Annual Incentive Bonus.  Blackboard’s annual incentive bonus program is designed to motivate and reward executives for their contribution to Blackboard’s performance. In 2009 and 2010, the Compensation Committee established that the annual incentive bonus awards would be based on (1) company performance measures, and (2) for executive officers other than the CEO, certain individual performance goals. The Compensation Committee believes that it is appropriate to make the CEO’s annual cash bonus entirely dependent upon the achievement of company performance goals in order to reinforce his role in driving the company’s operating plan and strategy. In 2009, the company performance measures were total revenues (50%) and adjusted non-GAAP earnings excluding amortization of acquired intangibles, stock-based compensation expense, non-cash interest expense, and non-cash patent related impairment expense, all net of taxes, (50%). These company performance measures were utilized because the Compensation Committee believes that they are metrics which directly drive shareholder value and are viewed by our investors as key measures of our performance. The bonus attributable to the company performance measures could be awarded at between 0% and 200% of the target depending on our actual financial performance and is calculated using a formula established by the Compensation Committee. Mr. Beach’s and Mr. Small’s target bonuses were weighted 75% on company performance to align their incentives to overall performance and 25% on individual performance measures to reflect their contributions in their specific areas of responsibility. The Compensation Committee utilizes the individual goals to ensure that the executive officers are focused on department- or function-specific objectives in addition to company objectives. The annual incentive bonus for Mr. Walsh, our principal accounting officer, is based entirely on individual performance goals because the Compensation Committee believes that Mr. Walsh’s performance should be measured on his compliance activities in that role rather than the financial performance of the company.

For 2010, the Compensation Committee approved an annual incentive bonus program which is substantially similar in structure as the 2009 program. As was the case in 2009, each officer’s target bonus is comprised of a company performance portion and an individual performance goal portion, except for Mr. Walsh whose target bonus is based entirely on the achievement of individual performance goals and Mr. Chasen whose target is based entirely on company performance goals. The 2010 company performance measures will be based on total revenues (25%) and a non-GAAP earnings metric of net income excluding amortization of acquired intangibles, stock-based compensation expense, and certain defined non-cash items, such as non-cash interest expense, all net of taxes (75%). This non-GAAP earnings measure was chosen because it is a financial metric which is reported by the company publicly to investors and is a measure which directly drives shareholder value. The bonus attributable to the company performance can be awarded at between 0% and 200% of each executive officer’s target bonus depending on our actual financial performance against the plan. The portion of each executive’s bonus related to company performance will be paid out at 100% of the target amount if we achieve the financial targets set forth in the 2010 budget approved by our Board of Directors, which the Compensation Committee believes helps to ensure that management is aligned with the company’s operating plans. At the end of the fiscal year, the level of attainment of each of the two financial metrics described above will be determined and then each appropriately weighted to calculate a composite attainment percentage. The composite attainment percentage will then be used to calculate the dollar amount payable to each officer with a company performance component. The company performance portion of each officer’s bonus can be paid out at above or below 100% of the target amount on a sliding scale if we achieve a level above or below our 2010 targets. Adjustments for over- or under-performance in each measure are calculated according to the scale set forth in the following table, which is the same scale used in both 2009 and 2010.

Attainment of Company Performance Portion of Annual Incentive Bonus

Attainment Level of Performance Measure	Bonus Payout

80% or below attainment	zero bonus contribution
120% or greater attainment	200% of target bonus
From 80% to 120% attainment	Straight line interpolation between 0% and 200% of target bonus

To earn the maximum payout of 200% of the target bonus, the company would need to over-perform in both the revenue and non-GAAP earnings metrics by at least 20% over the 2010 budget amounts. The Compensation Committee believes that it would be very difficult to achieve the financial performance corresponding to a payout of 200% of the company performance bonus. For comparison, the Compensation Committee believes that the financial targets for 2009 and 2010 were set at a similar level of difficulty. The financial targets for 2009 were $370 million for total company revenues and $42.3 million for non-GAAP earnings after adjustment following the ANGEL Learning, Inc. acquisition which was completed in May 2009. The revenue metric was achieved at 102% and the non-GAAP earnings metric was achieved at 110%, resulting in a total company performance attainment of 130% of target. Therefore, the company performance component of each executive officer’s target bonus for 2009 was paid out in 2010 at 130% of the target bonus amount for that component. In 2010, the company performance targets are $431 million in revenue and $63.7 million in non-GAAP earnings excluding stock-based compensation, amortization of acquired intangibles and non-cash interest expense, all net of taxes, each of which are based on the company’s 2010 budget, and remain subject to adjustments as may be determined by the Compensation Committee in its discretion.

CEO Long-term Cash Incentive Bonus.  Beginning in 2007, the Compensation Committee introduced an additional long-term cash incentive component to the CEO’s compensation, in addition to the annual cash incentive plan available to all executive officers, to provide a specific incentive relating to organic revenue growth and to make a meaningful component of the CEO’s compensation be based on the financial performance of the company over a three-year period. The Compensation Committee believed that providing compensation to the CEO based on this longer-term performance measure provided appropriate incentives to ensure that Blackboard’s strategic and operational plans were being designed to encourage long-term success in addition to short-term performance.

Under this additional long-term cash incentive plan, Mr. Chasen was eligible to earn between 0% and 300% of the long-term target bonus depending on our revenue performance in reference to the target revenue levels. Adjustments for over- or under-performance were calculated as follows:

Attainment of CEO Long-Term Cash Incentive Bonus

Attainment Level of Performance Measure	Bonus Payout

95% or below attainment	zero bonus contribution
Between 95% and 100% attainment	straight line interpolation between 0% and 100% of target bonus
Between 100% and 105% attainment	straight line interpolation between 100% and 200% of target bonus
Between 105% and 110% attainment	straight line interpolation between 200% and 300% of target bonus
Above 110% attainment	300% of target bonus

In determining the attainment levels for this incentive, the Compensation Committee excluded growth from acquisitions and certain other factors that it believed were not part of our organic revenue growth. We believed that the target revenue levels for each future year would be reasonably attainable and would result in a revenue growth rate that would be beneficial for our stockholders. However, we believe that it would be very difficult for Mr. Chasen to earn the maximum bonus which would have required outperformance by at least 10% above the target revenue levels.

In fiscal year 2009, Mr. Chasen was eligible for a target long-term cash incentive bonus of $525,000 based on the 2007 and 2008 CEO long-term cash incentive awards from those previous years. Based on attainment of 95% of the target measure for the 2007 incentive and 96% of the target measure for the 2008 incentive, Mr. Chasen earned 77% of his target bonus, or $403,566.

In February 2009, Mr. Chasen was provided a new long-term target cash incentive opportunity of $550,000, equal to 100% of his 2009 base salary, payable in two tranches based on performance: 50% based on revenue performance in 2010 and 50% based on revenue performance in 2011. Similar to the prior year long-term incentive plans, the Compensation Committee set target revenue levels, as well as minimum and maximum attainment levels, for each of the years of 2010 and 2011. In connection with the revisions in Mr. Chasen’s employment arrangements with the company in September 2009, however, the Compensation Committee canceled the awards previously granted relating to fiscal years 2010 and 2011 and thus the long-term cash incentive is no longer outstanding. The Compensation Committee felt that cancellation of these cash awards in favor of a longer term employment award linked to shareholder value, in combination with the holding requirement, is a better way to keep the CEO’s long-term incentive opportunity aligned with shareholder growth. For more detail, see the section below entitled CEO Employment Agreement Grant.

Long-Term Equity Incentive Awards.  The Compensation Committee believes that equity participation by the executive officers aligns the interests of executive officers with those of our stockholders by directly linking compensation and stockholder value, gives executive officers a significant, long-term interest in Blackboard’s success and helps retain key executives in a competitive market for executive talent. The Compensation Committee reviews the long-term equity incentive program from time-to-time and makes adjustments as it deems appropriate taking into account corporate and market trends and overall economic conditions, tax and accounting considerations and company compensation objectives. As with cash incentive opportunities, in determining the equity opportunity for each executive, the Compensation Committee believes that the incentive opportunity should make up a larger portion of the executive’s target total compensation as the officer’s level of responsibility increases. Long-term incentive compensation for executive officers in 2009 and 2010 consisted of grants of stock options and restricted stock, and, for the CEO, a grant of restricted stock units.

Each stock option represents the right to purchase a specified number of shares of our common stock at a set exercise price subject to the terms and conditions of an option agreement and our Amended and Restated 2004 Stock Incentive Plan, which we refer to as our 2004 Plan. The 2004 Plan also permits the grant of shares of restricted stock. We have a policy of granting stock options and restricted stock only on established grant dates and consequently, grants are made effective on the next scheduled grant date. Currently, we make equity grants on the first trading day on or after the 15th of each calendar month. Annual equity grants to executive officers are made on the first trading day on or after February 15th of each year. The exercise price of the stock options we grant is equal to the fair market value of Blackboard’s common stock based on the closing price of our common stock on the date of grant. As a result, any value that an executive receives from a stock option is solely the result of increases in the value of Blackboard stock which benefits all of our stockholders.

The Compensation Committee generally grants an initial equity award to executive officers at the time they commence employment, and the Compensation Committee may make additional equity grants from time to time, as it deems appropriate, typically on an annual basis. When establishing equity grant levels, the Compensation Committee generally considers (i) the executive’s experience and level of current and potential job responsibility, (ii) the equity grants awarded by the peer group companies to executives in similar positions; (iii) the importance of long-term retention of the executive; (iv) the CEO’s recommendations, except with respect to his own stock option grants; (v) the retention value in existing long-term equity for that executive;(vi) the total compensation paid to that executive; and (vii) the company’s burn rate and shareholder dilution.

Beginning in 2008, the Compensation Committee granted a portion of the executive officers’ long-term equity incentives in restricted stock. Previously, the Compensation Committee had granted only stock options. The shift toward granting restricted stock was made due to a variety of considerations. In volatile market conditions, restricted stock was seen by the Compensation Committee as an effective retention tool that also aligns the interests of the executives with the interests of the company’s shareholders and makes them more sensitive to stock price declines. The use of restricted stock reduces the impact of share dilution due to the fact that it requires fewer shares than otherwise would be required if stock options of equivalent value were granted. In 2009, the Compensation Committee shifted the mix of equity incentive awards towards restricted stock, because the Compensation Committee judged that it was the most effective use of these awards for retention and incentive purposes given the highly volatile stock market and the fact that the executive officers’ previously granted stock options were largely out-of-the-money. In addition, the Compensation Committee approved a grant of restricted stock units to Mr. Chasen in October 2009 in conjunction with his new employment agreement — the use of restricted stock units allowed the Compensation Committee to separate the vesting and delivery of the earned shares in the manner described below. In 2010, the Compensation Committee granted both stock options and restricted stock for the above reasons with a shift in value towards stock options. The Compensation Committee will continue to evaluate the appropriate mix between stock options and other equity grants based on the market environment and legal and tax considerations and other factors as it deems appropriate.

2009 Annual Incentive Grants

In February 2009, the Compensation Committee approved grants of stock options and restricted stock for Mr. Chasen, Mr. Beach, Mr. Small, Ms. Verses and Mr. Walsh as follows.

	Stock Options	Restricted Stock
	Granted in	Granted in
Executive Officer	February 2009	February 2009

Michael L. Chasen	50,000	50,000
Michael J. Beach	25,000	25,000
Matthew H. Small	25,000	25,000
Judy K. Verses	25,000	25,000
Jonathan R. Walsh	7,500	7,500

In determining the 2009 equity grant levels, the Compensation Committee considered the level of grants made by the 2009 peer group companies in 2008 and overall economic conditions, as well as Blackboard’s performance, the need for executive retention, and the value of the executive officers’ existing equity holdings. The Compensation

Committee recognizes that the value of long-term equity incentives is often the most volatile component of an executive’s total compensation package, due to fluctuations in the company’s stock price, and that the value of our executives’ long-term incentive grants relative to the value of grants made by our peer group may vary significantly from year to year. Other factors considered by the Compensation Committee included the fact that no changes were being made to compensation levels for 2009 and the decreased retention value of the executive officers’ existing equity holdings. The 2009 annual equity grants described above were generally below the 75th percentile but above the median of the peer group for comparable positions based on the Black-Scholes fair value of the grants and were generally equivalent in value to those granted in 2008, but such Black-Scholes fair value is only one estimate of value considered by the Compensation Committee.

The stock options granted to executive officers in February 2009 vest over a four-year period with 25% vesting on the first anniversary and 75% vesting in equal monthly installments over the following three years. The restricted stock awards to executive officers in February 2009 vest 25% on each of the first four anniversaries of the vesting commencement date.

CEO Employment Agreement Grant

In connection with Mr. Chasen’s new employment agreement, Mr. Chasen received a grant of 120,000 restricted stock units, or RSUs, representing the right to receive 120,000 shares of our common stock pursuant to a restricted stock unit agreement, or RSU Agreement. The RSUs vest on June 30, 2013, or, if earlier, upon a change in control event as defined in the RSU Agreement. However, the vested shares are not delivered to him until his separation from service from the company or, if earlier, upon a 409A change in control event, both as detailed in the RSU Agreement. Mr. Chasen opted to receive half of any vested but undelivered shares on December 31, 2015 pursuant to an option for him to do so under the RSU Agreement. If, prior to June 30, 2013, we terminate Mr. Chasen’s employment without cause, or Mr. Chasen terminates his employment with good reason, dies or incurs a disability, each as defined in the RSU Agreement, a portion of the RSUs will vest, with the amount being determined by a sliding scale calculation weighted heavily towards the latter half of the vesting period. In granting these RSUs to Mr. Chasen, the Compensation Committee believes that it is providing an appropriate long-term and retention incentive for Mr. Chasen, our founder, CEO and the key management executive of the company, and incentives which are linked to shareholder value through the holding period which is generally for the duration of Mr. Chasen’s employment with Blackboard, other than those shares of which Mr. Chasen has opted to receive delivery on December 31, 2015. By delaying the delivery of any vested shares as described above, Mr. Chasen will have a long-term financial holding which the Compensation Committee also believes provides continued alignment with stockholder interest through stock ownership.

December 2009 Retention Grants

In December 2009, the Compensation Committee approved grants of restricted stock for Mr. Beach, Mr. Small, and Ms. Verses as follows:

Restricted Stock
Granted in
Executive Officer	December 2009

Michael J. Beach	24,000
Matthew H. Small	24,000
Judy K. Verses	24,000

These officers were identified by the CEO as individuals who were critical to retain and the Compensation Committee believed it was in the company’s best interests to provide long-term incentives to these key employees. These additional grants of restricted stock made in December 2009 have a four-year vesting schedule designed to reflect retention: 25% of the shares vest after two years, with an additional 33% vesting after three years and 41.67% vesting at the end of the four year vesting period. The retention grants support the Compensation Committee’s goal of creating a long-term incentive aligned with the interests of the company’s shareholders by back-end loading the vesting of these grants.

2010 Annual Incentive Grants

In February 2010, the Compensation Committee approved grants of stock options and restricted stock for Mr. Chasen, Mr. Small, Ms. Verses and Mr. Walsh as follows.

	Stock Options	Restricted Stock
	Granted in	Granted in
Executive Officer	February 2010	February 2010

Michael L. Chasen	80,000	30,000
Matthew H. Small	40,000	15,000
Judy K. Verses	40,000	15,000
Jonathan R. Walsh	12,500	3,800

In determining the 2010 annual equity grant levels, the Compensation Committee considered the level of grants made by the 2010 peer group companies in 2009, as well as Blackboard’s performance, the need for executive retention, and the value of the executive officers’ existing equity holdings and compensation arrangements. The Compensation Committee recognizes that the value of long-term equity incentives is often the most volatile component of an executive’s total compensation package, due to fluctuations in the company’s stock price, and that the value of our executives’ long-term incentive grants relative to the value of grants made by our peer group may vary significantly from year to year. The stock options and restricted stock awards granted in February 2010 have the same vesting schedules as the option grants and restricted stock awards made in February 2009.

Stock Ownership

At this time, the Compensation Committee has not adopted specific ownership requirements or guidelines for our directors and executive officers. The RSU grant to Mr. Chasen was structured to require holding of the vested shares in certain circumstances described in the RSU agreement. Our Board of Directors has adopted an insider trading policy which prohibits executive officers and directors from short sales of our stock and from transactions in put or call options in our securities for speculative purposes.

Employee Benefits and Perquisites.  In addition to the cash and equity components of our compensation packages described above, we provide our executive officers with certain personal benefits and perquisites, which have been reviewed and approved by the Compensation Committee. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that they are an important factor in attracting and retaining talented executives. During 2009, the company provided supplemental long-term disability insurance premiums for our executive officers, as well as reimbursement of up to $6,000 for health and fitness expenses such as gym memberships, and reimbursement of cell phone usage and equipment costs. The Compensation Committee believes these benefits help to recruit and retain key talent at a minimal cost to the company.

Executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, disability and basic life insurance. The executive officers may also participate in our 401(k) plan under the same rules that apply to other U.S. employees. In January 2009, the 401(k) match for all employees, including our executive officers, was suspended due to the potential impact to the company’s financial performance given the global economic slowdown and the associated financial uncertainty. During 2009, the company achieved better than expected financial performance and accordingly was able to fund a 401(k) match for eligible employees for 2009 retroactive to the beginning of 2009. In February 2010, the Board of Directors approved matching contributions to the 401(k) plan for 2010. Participants in our 401(k) plan are eligible for a matching contribution from us of 33% of the participant’s contributions, up to a total of 6% of the participant’s pay. These benefits are intended to be competitive with benefits offered by comparable companies.

Components of 2010 Compensation by Percentage

While the Compensation Committee believes that it is important to pay competitive base salaries, it believes that the majority of executive compensation should take the form of variable pay. The two primary forms of variable pay are: (i) the annual incentive bonus which is dependent on company financial performance and/or individual performance; and (ii) equity incentive grants for which value is dependent on the company’s stock price performance. The table below summarizes the percentage of each compensation type that comprises each named executive officer’s estimated 2010 compensation.

	2010 Base	2010 Annual	2010 Stock	2010 Restricted
	Salary	Incentive Bonus(1)	Option Grants(2)	Stock Grants(2)

Michael L. Chasen	16%	16%	36%	32%
Matthew H. Small	21%	14%	34%	31%
Judy K. Verses	19%	15%	35%	31%
Jonathan Walsh	34%	14%	30%	22%

(1)	Assumes that the named executive officer achieves 100% of his or her 2010 target bonus.

(2)	Based on the fair value of each grant estimated on the date of grant using the Black-Scholes option-pricing model, not the value realized by the named executive officer. Grants are subject to a four-year vesting period.

Executive Severance and Change-in-Control Agreements

We have change-in-control provisions in our 2004 Plan and these provisions apply equally to all participants, including our executive officers. The change-in-control provisions were adopted to ensure that in the event we are considering a change-in-control transaction, the transaction is neutral to the employees’ economic interests as the employees would likely not be in a position to influence performance and may not be in a position to vest in their equity awards following a change-in-control. The 2004 Plan provides that the vesting of outstanding stock option grants and restricted stock grants to employees will be accelerated by one year in the event of a change-in-control, unless other provision is made by our Board of Directors. A small portion of grants remain outstanding under our 1998 Amended and Restated Stock Incentive Plan, which does not provide for automatic acceleration of vesting in the event of a change-in-control. In addition, certain of our executive officers’ and other key employees’ stock option agreements and restricted stock agreements provide for 12 to 24 additional months acceleration of vesting subsequent to a change-in-control in the event that such person is terminated or constructively terminated during the first year following the change-in-control. Mr. Chasen’s RSU grant described above provides for full acceleration upon a change-in-control.

We have entered into employment agreements with some of our named executive officers under which they are eligible to receive severance benefits and acceleration of vesting of their equity awards in the event of termination of their employment with us in certain situations and, in some cases, upon a change in control of our company. These agreements reflect the negotiations between the company and each of our executives, and provide for severance of one year salary or less, certain bonus amounts and certain other benefits such as payment of health insurance premiums. The Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives.

The stock option agreements and restricted stock agreements approved by the Compensation Committee for our executive officers provide for 12 months’ acceleration of vesting in the event of a change-in-control. In addition, our CEO and CBO are entitled to: (1) 24 additional months’ acceleration of vesting in the event that they are terminated or constructively terminated within 12 months of a change-in-control; and (2) 12 months’ acceleration of vesting if, other than in connection with a change-in-control, their employment is terminated without cause or due to death or disability. The Committee also believes that change-in-control and severance benefits, if structured properly, can minimize the distractions to an executive and reduce the risk that an executive officer may depart the company before a change-in-control transaction is consummated. We believe that our existing arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change-in-control benefits, on the success of a potential business combination, rather than worrying about how business decisions that may be in the best interests of the company will impact their own financial security. For more information, please read the section “Potential Payments Upon Termination or Change-In-Control” below.

Tax Considerations

Section 162(m)

Section 162(m) of the Internal Revenue Code, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and certain other highly compensated officers. Certain compensation, including qualified performance-based compensation, as defined in the Code, will not be subject to the deduction limit if certain requirements are met. In general, Blackboard structures and administers its equity grants in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to all awards granted under Blackboard’s stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). For example, because the vesting of the shares of restricted stock are not subject to the achievement of specified performance objectives, our current restricted stock awards do not qualify as performance-based compensation, accordingly the compensation expense related to such awards to our named executive officers count toward the $1 million limit on deductibility. In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Blackboard and its stockholders, after taking into consideration company performance and business conditions.

Section 409A

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with that section, the executive would be subject to adverse tax treatment, including accelerated income recognition in the first year that benefits are no longer subject to a substantial risk of forfeiture and a 20% penalty tax. With respect to equity and cash compensation, we generally seek to structure such awards so that they do not constitute “deferred compensation” under Section 409A of the Code, thereby avoiding penalties and taxes on such compensation applicable to deferred compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, the members of the Compensation Committee were Dr. Raduchel, Mr. Cowan, and Ms. Kaplan, none of whom is a current or former officer or employee of Blackboard and none of whom had a direct or indirect material interest in any related person transaction involving Blackboard. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted by the Compensation Committee.

THE COMPENSATION COMMITTEE

William Raduchel, Chair
Joseph L. Cowan
Beth Kaplan

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation for the fiscal years ended December 31, 2009, 2008, and 2007 that we paid to our principal executive officer, principal financial officer, and our three other named executive officers at December 31, 2009.

SUMMARY COMPENSATION TABLE

					Non-Equity
			Stock	Option	Incentive Plan
	Fiscal		Awards	Awards	Compensation	All Other
Name and Principal Positions(s)	Year	Salary ($)	($)(1)	($)(1)	($)(2)	Compensation ($)		Total ($)

Michael L. Chasen	2009	$550,000	$6,113,600	$621,725	$1,117,932	$12,038	(3)	$8,415,295
Chief executive officer,	2008	545,833	575,000	1,110,160	663,039	14,911	(3)	2,908,943
president and director	2007	487,499	—	2,532,881	555,194	9,922	(3)	3,585,496
Michael J. Beach	2009	375,000	1,770,160	310,863	229,525	8,107	(4)	2,693,655
Chief financial officer and	2008	370,833	287,500	499,572	166,544	7,221	(4)	1,331,670
treasurer	2007	319,583	—	595,972	175,954	8,728	(3)	1,100,237
Matthew H. Small	2009	375,000	1,770,160	310,863	229,525	10,480	(3)	2,696,028
Chief business officer, chief	2008	370,833	287,500	499,572	166,544	17,372	(3)	1,341,821
legal officer and secretary	2007	317,917	—	1,340,937	175,954	6,336	(4)	1,841,144
Judy K. Verses(6)	2009	325,000	1,770,160	310,863	156,830	17,018	(5)	2,579,871
Chief client officer, president, sales & marketing
Jonathan R. Walsh(7)	2009	195,000	219,000	93,259	78,000	7,844	(4)	593,103
VP Finance and Accounting	2008	193,500	143,750	166,524	78,000	6,573	(4)	588,347

(1)	Represents the full grant date fair value of each option award, restricted stock award or restricted stock unit award, calculated in accordance with Accounting Standards Codification (ASC) Topic 718, excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing option and stock awards reported in this column are discussed in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, under the heading “Significant Accounting Policies” and subheading “Accounting for Stock-Based Compensation”. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on the future stock price and the named executive officer’s continued employment. Additional information on all outstanding option and stock awards is reflected in the 2009 Outstanding Equity Awards at Fiscal Year-End table.

(2)	All amounts are reported in the year earned, regardless of when they are paid.

(3)	Consists of supplemental long-term disability insurance premiums, 401(k) matching contributions paid by us for the benefit of the named executive officer and reimbursement of travel expenses of the named executive officer’s spouse to a company event. None of the individual items exceeds $10,000.

(4)	Consists of supplemental long-term disability insurance premiums, health benefits and 401(k) matching contributions paid by us for the benefit of the named executive officer. None of the individual items exceeds $10,000.

(5)	Consists of supplemental long-term disability insurance premiums, 401(k) matching contributions paid by us for the benefit of the named executive officer, health benefits, and reimbursement of travel expenses of the named executive officer’s spouse to a company event. None of the individual items exceeds $10,000.

(6)	Ms. Verses became an employee of the company in 2008 and was designated by the Board of Directors as an executive officer in 2009. Because she was not an executive officer in 2008, SEC rules do not require her compensation for that year to be disclosed.

(7)	Because Mr. Walsh was not an executive officer of the company in 2007, SEC rules do not require his compensation for that year to be disclosed.

2009 GRANTS OF PLAN-BASED AWARDS

The following table sets forth grants of stock options during the fiscal year ended December 31, 2009 to each of the named executive officers.

							All Other		All Other
							Stock		Option
							Awards:		Awards:	Exercise or	Grant Date
				Estimated Future Payouts Under			Number of		Number of	Base Price	Fair Value of
	Type			Non-Equity Incentive Plan Awards			Shares of		Securities	of Option	Stock and
	of	Grant	Approval	Threshold	Target	Maximum	Stocks or		Underlying	Awards	Option
Name	Grant*	Date	Date	($)	($)	($)	Units (#)		Options (#)	($/Sh)(1)	Awards(2)

Michael L. Chasen	AIB			—	$550,000	$1,100,000			—	—	—
	SO	2/17/2009	2/6/2009	—	—	—			50,000 (3)	$29.20	$621,725
	RS	2/17/2009	2/6/2009	—	—	—	50,000	(4)			$1,460,000
	RSU	10/15/2009	9/22/2009	—	—	—	120,000	(5)			$4,653,600
Michael J. Beach	AIB			—	$187,500	$328,125			—	—	—
	SO	2/17/2009	2/6/2009	—	—	—			25,000 (3)	$29.20	$310,863
	RS	2/17/2009	2/6/2009	—	—	—	25,000	(4)			$730,000
	RS	12/11/2009	12/10/2009				24,000	(6)			$1,040,160
Matthew H. Small	AIB			—	$187,500	$328,125			—	—	—
	SO	2/17/2009	2/6/2009	—	—	—			25,000 (3)	$29.20	$310,863
	RS	2/17/2009	2/6/2009	—	—	—	25,000	(4)			$730,000
	RS	12/11/2009	12/10/2009				24,000	(6)			$1,040,160
Judy K. Verses	AIB				$162,500	$292,500			—	—	—
	SO	2/17/2009	2/6/2009						25,000 (3)	$29.20	$310,863
	RS	2/17/2009	2/6/2009				25,000	(4)			$730,000
	RS	12/11/2009	12/10/2009				24,000	(6)			$1,040,160
Jonathan R. Walsh	AIB			—	$78,000	$78,000			—	—	—
	SO	2/17/2009	2/6/2009	—	—	—			7,500 (3)	$29.20	$93,259
	RS	2/17/2009	2/6/2009	—	—	—	7,500	(4)			$219,000

*	Type of grant: AIB (annual incentive bonus); SO (stock option); RS (restricted stock); RSU (restricted stock unit)

(1)	The stock options shown in this table were granted at an exercise price equal to the fair market value of our common stock on the date of grant as determined using the closing price of the common stock on that date.

(2)	Represents the full grant date fair value of each option award, restricted stock award or restricted stock unit award, calculated in accordance with ASC Topic 718, excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing option and stock awards reported in this column are discussed in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, under the heading “Significant Accounting Policies” and subheading “Accounting for Stock-Based Compensation”.

(3)	The options have a term of eight years from the date of grant and become exercisable over four years with 25% vesting on the first anniversary of the applicable vesting commencement date and then in 36 equal monthly installments thereafter, subject in each case to the executive’s continued service with us as of such date.

(4)	The restricted stock vests 25% on each of the first four anniversaries of the applicable vesting commencement date, subject in each case to the executive’s continued service with us as of such date.

(5)	The restricted stock units vest on June 30, 2013, subject to the restricted stock unit agreement between the executive and us. The executive has elected to receive one-half of any vested but undelivered shares on December 31, 2015; the other one-half of the vested shares will be delivered upon his separation from service or as otherwise provided in the restricted stock unit agreement.

(6)	The restricted stock vests 25% on the second anniversary of the applicable vesting commencement date, 33.33% on the third anniversary, and 41.67% on the fourth anniversary, subject in each case to the executive’s continued service with us as of such date.

Employment Agreements

Until September 2009, Mr. Chasen, our chief executive officer and president, served pursuant to the terms of an employment agreement dated November 14, 2005 (“2005 Chasen Agreement”). Mr. Chasen’s agreement was amended as of October 21, 2008 in order to comply with the terms of Section 409A of the U.S. Internal Revenue Code of 1986, as amended. The initial term of the 2005 Chasen Agreement began on November 14, 2005, and automatically renewed for successive one-year periods unless either we or Mr. Chasen provided notice of non-renewal within 30 days of the applicable renewal term. Under the 2005 Chasen Agreement, Mr. Chasen’s annual base salary was subject to periodic review and adjustment by our Board of Directors, and he participated in our annual cash incentive bonus plan and a separate long-term cash incentive bonus plan as described above under “Compensation Discussion and Analysis — Compensation Analysis.” If we terminated Mr. Chasen’s employment without cause (as defined in the 2005 Chasen Agreement), or Mr. Chasen terminated his employment with good reason (as defined in the 2005 Chasen Agreement), then we would have been required to pay him a lump-sum amount equal to $999,999 less applicable taxes and withholdings. During his employment with us and for one year following the termination of his employment under the 2005 Chasen Agreement, Mr. Chasen was subject to certain non-solicitation and non-competition restrictions.

On September 25, 2009, we entered into a new employment agreement (“2009 Chasen Agreement”) with Mr. Chasen which superseded the 2005 Chasen Agreement. The initial term of Mr. Chasen’s new agreement began on September 25, 2009 and continues until June 30, 2013. The 2009 Chasen Agreement automatically renews unless terminated in accordance with its terms. Under the 2009 Chasen Agreement, Mr. Chasen’s base salary is subject to periodic review and adjustment by the Compensation Committee of the Board of Directors. He also participates in our annual cash incentive bonus plan as described above under “Compensation Discussion and Analysis — Compensation Analysis.” If we terminate Mr. Chasen’s employment without cause (as defined in the 2009 Chasen Agreement), or Mr. Chasen terminates his employment with good reason (as defined in the 2009 Chasen Agreement), then we would be required to pay him a lump-sum amount equal to $999,999 less applicable taxes and withholdings within 30 days following the effective date of termination and additional payments of $999,999 less applicable taxes and withholdings on each of the next two succeeding anniversaries of the date of his termination. During his employment with us and for three years following the termination of his employment, Mr. Chasen will be subject to certain non-solicitation and non-competition restrictions.

Mr. Beach, our former chief financial officer and treasurer, served until February 28, 2010 pursuant to the terms of an employment agreement dated September 1, 2006. Mr. Beach’s agreement was amended as of October 23, 2008 in order to comply with the terms of Section 409A of the U.S. Internal Revenue Code of 1986, as amended. The initial term of Mr. Beach’s agreement was one year and automatically renewed for successive one-year periods unless either we or Mr. Beach provided notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Beach’s annual base salary was subject to periodic review and adjustment by our Board of Directors. He also participated in our annual cash incentive bonus plan as described above under “Compensation Discussion and Analysis — Compensation Analysis.” If we terminated Mr. Beach’s employment without cause (as defined in the agreement), or Mr. Beach terminated his employment with good reason (as defined in the agreement), then we would have been required to pay to Mr. Beach his then-current annual base salary for 12 months and pay for up to 12 months’ COBRA premiums. Although Mr. Beach resigned from the Company, he remains subject to certain non-solicitation and non-competition restrictions for one year following the termination of his employment.

Mr. Small, our chief business officer, chief legal officer and secretary, serves pursuant to the terms of an employment agreement dated January 26, 2004. Mr. Small’s agreement was amended as of October 18, 2008 in order to comply with the terms of Section 409A of the U.S. Internal Revenue Code of 1986, as amended. The initial term of the agreement was two years, and unless terminated pursuant to its terms, the agreement renews automatically for additional one-year terms unless either we or Mr. Small provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Small’s annual base salary is subject to periodic review and adjustment by our Board of Directors. He will also be eligible to receive an annual bonus based on performance targets set by our Board of Directors. He also participates in our annual cash incentive bonus plan as described above under “Compensation Discussion and Analysis — Compensation Analysis.” If we terminate Mr. Small’s employment without cause (as defined in the agreement), he terminates his employment for good reason (as defined in the agreement) or his employment agreement is not renewed, then Mr. Small would be entitled to a cash payment equal to one year of his annual base salary, plus any earned bonus through the end of the then-current quarter, expense reimbursements and fringe benefits, in a lump sum or in accordance with normal payroll practices, at our election. He would be further entitled, at our cost, to continue to participate in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements, other than bonus plans or stock option plans, for a period of 12 months.

Ms. Verses, our chief client officer and president of sales and marketing, serves pursuant to the terms of an employment agreement dated July 2, 2008. Ms. Verses’ agreement was amended as of November 18, 2008 in order to comply with the terms of Section 409A of the U.S. Internal Revenue Code of 1986, as amended. The initial term of Ms. Verses’ agreement was one year and the agreement automatically renews for successive one-year periods unless either we or Ms. Verses provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Ms. Verses’ annual base salary is subject to periodic review and adjustment. She also participates in our annual cash incentive bonus plan as described above under “Compensation Discussion and Analysis — Compensation Analysis.” If we terminate Ms. Verses’ employment without cause (as defined in the agreement), or Ms. Verses terminates her employment with good reason (as defined in the agreement), then we would be required to pay to Ms. Verses her then-current annual base salary for 6 months and pay for up to 6 months’ COBRA premiums, plus she would be entitled to any earned bonus for a completed calendar year if Ms. Verses is terminated without cause or terminates her employment for good reason after the end of a calendar year but prior to receiving her earned bonus for such completed calendar year.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards held by each of our named executive officers as of December 31, 2009.

	Option Awards					Stock Awards
								Market
	Number of	Number of						Value of
	Securities	Securities				Number of		Shares or
	Underlying	Underlying				Shares or		Units of
	Unexercised	Unexercised			Option	Units of Stock		Stock That
	Options (#)	Options (#)		Option Exercise	Expiration	That Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested

Michael L. Chasen	139,276	—		$9.34	11/10/2011
	4,719	—		$9.66	9/10/2013
	11,798	—		$14.00	6/18/2014
	7,078	—		$14.00	6/18/2014
	100,000	—		$17.00	3/1/2013
	140,000	—		$27.96	3/15/2014
	—	200,000	(1)	$27.96	3/15/2014
	123,985	46,015	(2)	$32.65	2/15/2015
	47,917	52,083	(3)	$28.75	2/15/2016
	—	50,000	(5)	$29.20	2/17/2017
						20,000	(7)	$907,800
						50,000	(9)	$2,269,500
						120,000	(10)	$5,446,800
Michael J. Beach	1,229	—		$14.00	6/18/2014
	1,377	—		$14.00	6/18/2014
	629	—		$17.00	3/1/2013
	20,000	—		$27.96	3/15/2014
	77,894	—		$26.84	9/15/2014
	29,166	10,834	(2)	$32.65	2/15/2015
	21,562	23,438	(3)	$28.75	2/15/2016
	—	25,000	(5)	$29.20	2/17/2017
						10,000	(7)	$453,900
						25,000	(9)	$1,134,750
						24,000	(11)	$1,089,360

	Option Awards					Stock Awards
								Market
	Number of	Number of						Value of
	Securities	Securities				Number of		Shares or
	Underlying	Underlying				Shares or		Units of
	Unexercised	Unexercised			Option	Units of Stock		Stock That
	Options (#)	Options (#)		Option Exercise	Expiration	That Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested

Matthew H. Small	590	—		$14.00	6/18/2014
	929	—		$17.00	3/1/2013
	1,675	—		$17.00	3/1/2013
	30,000	—		$27.96	3/15/2014
	—	70,000	(1)	$27.96	3/15/2014
	65,625	24,375	(2)	$32.65	2/15/2015
	21,562	23,438	(3)	$28.75	2/15/2016
	—	25,000	(5)	$29.20	2/17/2017
						10,000	(7)	$453,900
						25,000	(9)	$1,134,750
						24,000	(11)	$1,089,360
Judy K. Verses	17,708	32,392	(6)	$35.73	7/15/2016
	—	25,000	(5)	$29.20	2/17/2017
						5,000	(8)	$226,950
						25,000	(9)	$1,134,750
						24,000	(11)	$1,089,360
Jonathan R. Walsh	79	—		$14.00	6/18/2014
	2,000	—		$17.44	4/1/2013
	1,500	—		$18.14	5/2/2013
	3,500	—		$28.41	4/3/2014
	4,000	—		$23.63	6/15/2014
	15,000	—		$26.84	9/15/2014
	10,937	4,063	(2)	$32.65	2/15/2015
	1,166	834	(4)	$40.14	8/15/2015
	7,187	7,813	(3)	$28.75	2/15/2016
	—	7,500	(5)	$29.20	2/17/2017
						5,000	(7)	$226,950
						7,500	(9)	$340,425

(1)	Original option grant vests 25% on 2/01/2010 and the remainder in 36 equal monthly installments thereafter.

(2)	Original option grant vested 25% on 2/15/2008 and the remainder in 36 equal monthly installments thereafter.

(3)	Original option grant vests on a monthly basis over 48 months commencing as of 1/1/2008.

(4)	Original option grant vested 25% on 8/15/2008 and the remainder in 36 equal monthly installments thereafter.

(5)	Original option grant vests 25% on 1/01/2010 and the remainder in 36 equal monthly installments thereafter.

(6)	Original option grant vested 25% on 7/07/2009 and the remainder in 36 equal monthly installments thereafter.

(7)	The restricted stock vests 30% on the second anniversary of the vesting commencement date of 1/1/2008, an additional 30% on the third anniversary, and 40% on the fourth anniversary, subject in each case to the executive’s continued service with us as of such date.

(8)	The restricted stock vests 30% on the second anniversary of the vesting commencement date of 7/7/2008, an additional 30% on the third anniversary, and 40% on the fourth anniversary, subject in each case to the executive’s continued service with us as of such date.

(9)	The restricted stock vests 25% on each of the first four anniversaries of the vesting commencement date of 1/1/2009, subject in each case to the executive’s continued service with us as of such date.

(10)	The restricted stock units vest on June 30, 2013, subject to the restricted stock unit agreement between the executive and us. The executive has elected to receive half of any vested but undelivered shares on

December 31, 2015; the other half of the vested shares will be delivered upon his separation from service or as otherwise provided in the restricted stock unit agreement.

(11)	The restricted stock vests 25% on the second anniversary of the vesting commencement date of 1/1/1010, an additional 33.33% on the third anniversary, and 41.67% on the fourth anniversary, subject in each case to the executive’s continued service with us as of such date.

2009 OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options during the year ended December 31, 2009. No shares of restricted stock held by the named executive officers vested during 2009.

Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)

Michael L. Chasen	70,000	$1,835,340
Michael J. Beach	—	—
Matthew H. Small	—	—
Judy K. Verses	—	—
Jonathan R. Walsh	1,200	$32,292

Potential Payments Upon Termination or Change-in-Control

Our named executive officers would be entitled to certain benefits and/or payments in the event of the termination of their employment with us in certain circumstances, a change-in-control of Blackboard or a termination of their employment within one year following a change-in-control. As described above, Messrs. Chasen, Beach and Small and Ms. Verses have entered into employment agreements with us that provide for severance payments and other benefits in certain situations.

Stock options held by our named executive officers are subject to the terms of the plans pursuant to which they were issued. All outstanding stock options held by our named executive officers that were issued under our 1998 Amended and Restated Stock Incentive Plan, or the 1998 Plan, are fully vested. Under our Amended and Restated 2004 Stock Incentive Plan (“2004 Plan”), in the event of a change-in-control, the vesting of outstanding stock options would be accelerated by one year. A change-in-control under the 2004 Plan generally includes the following events: (i) the acquisition of 25% of our outstanding common stock or 25% of the voting power of our outstanding securities entitled to vote generally in the election of directors by an individual, entity or group, subject to specified exceptions, (ii) such time as the continuing directors, as defined in the 2004 Plan, do not constitute a majority of the Board of Directors, and (iii) consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving us or a sale or other disposition of all or substantially all of the our assets, unless our stockholders immediately prior to such transaction beneficially own, directly or indirectly, a majority of the outstanding shares of common stock or a majority of the voting power of the then-outstanding securities following the transaction in substantially the same proportions as their ownership prior to the transaction. The 1998 Amended and Restated Stock Incentive Plan (the “1998 Plan”) does not provide for automatic acceleration upon a change-in-control. Under certain of the named executive officers’ stock option agreements, the executive officers are entitled to an additional year of acceleration following a change-in-control if they are terminated without cause or constructively terminated, as such terms are defined in the agreements, within one year following the change-in-control. Beginning with the option grants made in February 2007, Messrs. Chasen, Beach and Small are entitled to two years of additional acceleration following a change-in-control if they are terminated without cause or constructively terminated within one year following the change-in-control. In addition, in 2006, Messrs. Chasen and Small received a long-term retention grant of stock options which vest over a three-year period beginning on the 4th anniversary of grant; in the event of a change-in-control, a portion of the shares underlying these options will vest, equal to 20% of the original number of shares under the option plus an additional 12.5% for each year following the grant date.

The following descriptions provide estimates of the amounts payable to Messrs. Chasen, Beach, Small and Walsh, and Ms. Verses, in the event of their termination or a change-in-control assuming that such event occurred on December 31, 2009, based on the stock option holdings, the fair market value of our stock and the salaries of the executive officers as of such date.

Michael L. Chasen.  Upon a termination of his employment by us without cause or by Mr. Chasen with good reason, as each term is defined under his employment agreement, as amended, Mr. Chasen would have been entitled to a lump-sum severance payment of $999,999, less applicable taxes and withholdings, within 30 days following the effective date of termination and two additional payments of $999,999, less applicable taxes and withholdings, on each of the first two succeeding anniversaries thereafter. Following such termination, Mr. Chasen would be prohibited from soliciting or hiring our employees for a period of six months, soliciting our clients for 12 months and competing against us for six months. Mr. Chasen’s stock options, restricted stock and restricted stock units generally provide for acceleration of vesting upon a change-in-control. In the event of a change-in-control occurring on December 31, 2009, vesting of certain stock options, restricted stock and restricted stock units held by Mr. Chasen would have accelerated resulting in a gain in the value of Mr. Chasen’s exercisable stock options and restricted stock of $14,040,485.

Michael J. Beach.  Upon a termination of his employment by us without cause or by Mr. Beach with good reason, as each term is defined under his employment agreement, as amended, Mr. Beach would have been entitled to a payment of approximately $375,000 representing one year of his base salary and payment of 12 months’ COBRA premiums with an estimated cost to us of $16,360. Following such termination, Mr. Beach would be prohibited from soliciting or hiring our employees for a period of six months, soliciting our clients for 12 months and competing against us for six months. Mr. Beach’s stock options and restricted stock generally provide for acceleration of vesting upon a change-in-control. In the event of a change-in-control occurring on December 31, 2009, vesting of certain stock options and restricted stock held by Mr. Beach would have accelerated resulting in a gain in the value of Mr. Beach’s exercisable stock options and restricted stock of $928,398.

Matthew H. Small.  Upon a termination of his employment by us without cause or by Mr. Small with good reason, as each term is defined under his employment agreement, as amended, or upon non-renewal of his employment agreement, Mr. Small would have been entitled to a payment of approximately $375,000 representing one year of his base salary and 12 months’ coverage under company benefit plans in which Mr. Small was entitled to participate at the time of his termination with an estimated cost to us of $16,810. In addition, Mr. Small would be entitled to payment of his earned but unpaid bonus which as of December 31, 2009 was $175,954. Mr. Small’s stock options and restricted stock generally provide for acceleration of vesting upon a change-in-control. In the event of a change-in-control occurring on December 31, 2009, vesting of certain stock options and restricted stock held by Mr. Small would have accelerated resulting in a gain in the value of Mr. Small’s exercisable stock options and restricted stock of $3,330,671.

Judy K. Verses.  Upon a termination of her employment by us without cause or by Ms. Verses with good reason, as each term is defined under her employment agreement, as amended, Ms. Verses would have been entitled to a payment of approximately $162,500 representing six months of her base salary. Following such termination, for a period of one year, Ms. Verses would be prohibited from soliciting or hiring our employees, soliciting our clients, and competing against us. Ms. Verses’ stock options and restricted stock generally provide for acceleration of vesting upon a change-in-control. In the event of a change-in-control occurring on December 31, 2009, vesting of certain stock options and restricted stock held by Ms. Verses would have accelerated resulting in a gain in the value of Ms. Verses’ exercisable stock options and restricted stock agreements of $666,463.

Jonathan R. Walsh.  Mr. Walsh’s stock options and restricted stock generally provide for acceleration of vesting upon a change-in-control. In the event of a change-in-control occurring on December 31, 2009, vesting of certain stock options and restricted stock held by Mr. Walsh would have accelerated resulting in a gain in the value of Mr. Walsh’s exercisable stock options and restricted stock of $679,398.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 about the securities authorized for issuance to our employees, directors and other eligible participants under our equity compensation plans, consisting of the 1998 Plan and the 2004 Plan.

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to		Equity Compensation
	be Issued Upon Exercise	Weighted Average Exercise	Plans (Excluding
	of Outstanding Options,	Price of Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	First Column)

Equity compensation plans approved by security holders	5,108,032	$26.91	4,802,573
Equity compensation plansnot approved by security holders	0	0	0
Total	5,108,032	$26.91	4,802,573

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Blackboard is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. The Audit Committee charter adopted by the Board of Directors provides that the Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer, who then communicates the proposed transaction to the Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Any proposed related person transactions would be evaluated by the Audit Committee based on the specific facts and circumstances of each transaction. Relevant facts to be considered include the nature and size of the transaction, the risks, costs and benefits of the transaction to Blackboard, the related person’s interest in the transaction, any potential conflicts of interest under Blackboard’s policies, and whether the transaction is on terms no less favorable to our company than could be obtained from independent third parties under the same or similar circumstances, and are otherwise in, or are not inconsistent with, the best interests of our company and our stockholders. Other considerations may include customary industry practices, whether comparable services or products are available from an independent third party, accounting consequences of the transaction under generally accepted accounting principles, and whether additional costs or expenses to us, such as costs for separate financial, legal or other advisors, may be involved. In the event a director, a member of a director’s immediate family or an entity with which a director is affiliated has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval and the Audit Committee will consider the impact of the transaction on such director’s independence. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. Since January 1, 2009, Blackboard has not entered into any related person transactions required to be disclosed under SEC rules.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT NO. 5 TO THE AMENDED AND
RESTATED 2004 STOCK INCENTIVE PLAN

We have two equity incentive plans, the Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”), and the 1998 Amended and Restated Stock Incentive Plan (the “1998 Plan”). When we adopted the 2004 Plan, the Board of Directors determined that no additional grants would be made under the 1998 Plan.

On February 16, 2010, our Board of Directors approved, subject to stockholder approval, Amendment No. 5 (the “Amendment”) to the 2004 Plan to increase the number of shares authorized for issuance under the plan from 10,500,000 to 12,000,000 and to make other changes as specified below.

The summary of the 2004 Plan, as amended by the Amendment (collectively, the “Amended 2004 Plan”), presented in this proxy statement is qualified in its entirety by the Amended 2004 Plan, which is included in this proxy statement as Appendix A.

As of April 6, 2010, 4,555,891 shares were subject to options currently outstanding under the 2004 Plan and the 1998 Plan with an average exercise price of $32.41 and an average remaining term of 6.0 years. In addition, 598,863 shares of restricted stock were outstanding and subject to forfeiture conditions. As of April 6, 2010, 3,270,751 shares of our common stock remained available for future grant under the original 2004 Plan and no shares are available for grant under the 1998 Plan.

The maximum number of shares with respect to which awards other than options and Gross-Counted SARs (as defined below) may be granted is currently 700,000 of which 38,450 shares remain available for grant as of April 6, 2010. The Amendment would increase this sub-limit by 1,250,000 shares.

As of the close of business on the Record Date, we had 34,025,087 shares of common stock outstanding and the closing price of our common stock was $43.56 per share.

In conjunction with the approval of the Amended 2004 Plan, our Board of Directors has adopted a policy committing to maintain our three-year average annual burn rate for fiscal years 2010, 2011 and 2012 below 6.11%, which is the average of the RiskMetrics 2009 and 2010 burn rate thresholds for Russell 3000 software companies. While we may exceed the burn rate target in a given year, the policy would require that the three-year average not exceed the burn rate target. The annual burn rate for a given year will be calculated by dividing (A) the sum of (i) the number of stock options and Gross-Counted SARs (as defined below) granted in such year and (ii) 2.5 times the number of restricted stock, restricted stock units and other full value shares granted in such year by (B) the weighted average common shares outstanding in such year. All such calculations would be equitably adjusted to reflect any stock splits, stock dividends or similar transactions which occur during the three-year period. Awards that are settled in cash, awards assumed in business combination transactions and awards issued to replace awards assumed in business combinations will be excluded from the burn rate calculation.

Description of the Amended 2004 Plan

The following is a brief summary of the Amended 2004 Plan.

Following the Amendment, the number of shares of our common stock for which awards under the Amended 2004 Plan may be issued would be 12,000,000 shares, subject to adjustment for stock splits, combinations and similar events.

Types of Awards

The Amended 2004 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only at an exercise price that is equal to or greater than 100% of the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our capital stock). Options granted after March 1, 2005 may not have a term in excess of eight years. Subject to adjustments for stock splits, combinations and similar events or pursuant to stockholder approval, options may not be amended to reduce the exercise price per share thereof and we may not implement an option exchange program pursuant to which an option could be exchanged for a new option with a lower exercise price per share.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. The base price from which such appreciation is measured shall not be less than 100% of the fair market value on the date of grant. SARs may be granted independently or in tandem with an option. SARs granted after March 1, 2005 may not have a term in excess of eight years.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.  Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards.  Under the Amended 2004 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow or (q) such other objective goals established by the Board of Directors. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors and those of our subsidiaries are eligible to be granted Awards under the Amended 2004 Plan. Under present law, however, incentive stock options may only be granted to our employees and the employees of our subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the Amended 2004 Plan may not exceed 471,923 shares per calendar year. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award.

Plan Benefits

As of the date of this proxy statement, no stock options or other awards had been granted, and no shares or other stock-based awards had been issued, under the Amended 2004 Plan on the basis of the share increase contemplated by the Amendment or other changes proposed to be effected by the Amendment described in this proxy statement. Approximately 1,104 persons are currently eligible to receive Awards under the Amended 2004 Plan, including our executive officers and seven non-employee directors, except those who are not eligible due to local laws. The granting of Awards under the Amended 2004 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Administration

The Amended 2004 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines, policies and practices relating to the Amended 2004 Plan and to interpret the provisions of the Amended 2004 Plan and administer the granting of Awards to eligible participants. Pursuant to the terms of the Amended 2004 Plan, the Board of Directors may delegate authority under the Amended 2004 Plan to one or more committees or subcommittees of the Board of Directors or to one or more of our executive officers. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the Amended 2004 Plan, including the granting of options to executive officers. In addition, the Amended 2004 Plan provides that any grants to non-employee directors must be approved by a committee of independent directors. As described in this proxy statement under “Compensation Discussion and Analysis — Role of the Compensation Committee and Management in Executive Compensation — Delegation of Authority,” each year, the Compensation Committee delegates equity award granting authority to our CEO, subject to certain limitations, including a limitation that the CEO may not make grants of equity awards to our employees who are Section 16 officers.

The Board of Directors is required to make appropriate adjustments in connection with the Amended 2004 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended 2004 Plan also contains provisions addressing the consequences of certain reorganization events such as a merger or consolidation of Blackboard, an exchange involving all of our common stock or our liquidation or dissolution. In such event, the Board may provide that (i) outstanding Awards be assumed by the acquiring or succeeding entity, (ii) all unexercised options become exercisable in full and will terminate immediately prior to the consummation of such reorganization event, (iii) outstanding Awards will become realizable or deliverable in whole or in part prior to or upon such reorganization event, (iv) cash payment be made to holders of Awards calculated in reference to the amount received per share of common stock by holders of our common stock in the reorganization event, (v) in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds or (vi) any combination of the foregoing.

Upon the occurrence of certain events involving a change-in-control, such as a merger or sale of substantially all of our assets, the acquisition by a person, entity or group of 25% or more of our outstanding stock or a change in a majority of the members of the Board of Directors, the vesting of Awards outstanding at such time shall be accelerated by 12 months.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the Amended 2004 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Upon exercise of a SAR, the Board of Directors may count such SAR against the common stock available for grant either (i) with respect to the total number of shares subject to such SAR (“Gross-Counted SARs”) or (ii) with respect only to the number of shares actually issued pursuant to such exercise (“Net-Counted SARs”), provided however that Net-Counted SARs will also be counted against the sub-limit set forth in the following sentence. The maximum number of shares with respect to which awards other than options and Gross-Counted SARs may be granted is currently 700,000. As of the Record Date, 38,450 shares remain available under this sub-limit. Our Board of Directors has approved an increase in this limit by 1,250,000 shares to a total of 1,950,000 shares. Therefore, if this Amendment is approved by our stockholders, the total number of shares available under this sub-limit will be increased by 1,250,000 shares.

Substitute Options

In connection with a merger or consolidation of an entity with us, or the acquisition by us of property or stock of an entity, the Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the Amended 2004 Plan. Substitute options will not count against the Amended 2004 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to participants who are foreign nationals or employed outside the U.S. or establish subplans or procedures under the Amended 2004 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the Amended 2004 Plan after March 3, 2014, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Amended 2004 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If our stockholders do not approve the adoption of the Amendment, the 2004 Plan will remain in effect, and we will continue to grant Awards under the 2004 Plan, subject to the existing limit of 10,500,000 shares authorized for issuance under the 2004 Plan, with a maximum of 700,000 shares with respect to which awards other than options and Gross-Counted SARs may be granted. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to Awards granted under the Amended 2004 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or any of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have taxable compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year after exercise and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize taxable compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock received upon exercise of the SAR, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have taxable compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. If the participant does not make an 83(b) election within 30 days of the date of grant, then when the stock vests the participant will have taxable compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the amount previously included in income plus any amount paid for the stock. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have taxable income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the amount previously included in income plus any amount paid for the stock. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the Amended 2004 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a tax deduction when a participant has taxable compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Required Vote and Board Recommendation

Approval of the Amendment requires the affirmative vote of a majority of the shares present and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting. Should such approval not be obtained, the 2004 Plan will remain in effect and we will continue to grant equity awards under the 2004 Plan, subject to the existing limit of 10,500,000 shares authorized for issuance under the 2004 Plan, with a maximum of 700,000 shares with respect to which awards other than options and Gross-Counted SARs may be granted.

The Board of Directors recommends a vote FOR the Amendment.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year and the Board has directed the submission of the selection of Ernst & Young LLP for ratification by our stockholders at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Principal Accounting Fees and Services

The following table sets forth approximate aggregate fees billed to us for fiscal years 2008 and 2009 by Ernst &Young LLP:

APPROXIMATE AGGREGATE FEES BILLED TO US
FOR FISCAL YEARS 2008 AND 2009 BY ERNST &YOUNG LLP

	2008	2009
	(In thousands)

Audit Fees(1):	$1,892.7	$1,792.5
Audit-Related Fees(2):	135.0	201.5
Tax Fees(3):	407.6	593.1
All Other Fees(4):	1.7	2.1

Total	$2,437.0	$2,589.2

(1)	Audit fees consisted of audit work performed in the audit of our consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits or accounting consultations billed as audit services, and consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees related to assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements and which are not included under

Audit Fees, such as employee benefit plan audits, due diligence in connection with acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation regarding financial accounting and reporting standards.

(3)	Tax fees consisted of fees related to tax compliance, tax planning, tax advice and tax due diligence related to mergers and acquisitions.

(4)	All other fees consist of all other products and services provided by the independent registered public accounting firm that are not reflected in any of the previous three categories, such as research and use of online accounting research tools.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Policies and Practices (the “Audit Committee Policy”) to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services or may delegate to the chairman of the Audit Committee the authority to pre-approve such services. Also, services that are expected to be provided to us by the independent registered public accounting firm during the following 12 months may be pre-approved by the Audit Committee in advance, provided that a monetary limit is established with respect to each pre-approved service and the pre-approved services are specified in sufficient detail so that management will not be called upon to make a judgment as to whether a service fits within the pre-approved services. All of the audit-related, tax and all other services provided by Ernst & Young LLP to us in 2009 and described in the table above were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Audit Committee Policy. All non-audit services provided in 2009 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Board Recommendation

Although stockholder approval of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year is not required by law, the Board of Directors and the Audit Committee believe that it is advisable to provide stockholders an opportunity to ratify this selection. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and shares subject to broker non-votes on this matter will not be treated as being entitled to vote on this matter at the Annual Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Blackboard and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such reporting persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of the copies of such filings received by us with respect to the fiscal year ended December 31, 2009, and written representations from our directors and executive officers that no other reports were required, we believe that all such reporting persons complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2009.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2011 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 21, 2010. Under our by-laws, stockholders who wish to make a proposal at the 2011 annual meeting, other than one that will be included in our proxy statement, must notify us between February 4, 2011 and March 6, 2011. If a stockholder who wishes to present a proposal fails to notify us by March 6, 2011 and such proposal is brought before the 2011 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2011 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies, including discretionary authority to vote in opposition to the matter. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001, Attention: Matthew H. Small, Corporate Secretary. Stockholders are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

CODE OF ETHICS

We have adopted a “code of ethics” as defined by regulations promulgated under the Securities Act and the Exchange Act that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer and principal accounting officer. A current copy of our Code of Business Conduct and Ethics is available on our website at http://investor.blackboard.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us. In addition to soliciting stockholders by mail, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees, without additional compensation, may also be made of some stockholders in person or by mail, telephone or email following the original solicitation. We may retain a proxy solicitation firm to assist in the solicitation of proxies, and we will bear all reasonable solicitation fees and expenses if we retain a proxy solicitation firm.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement and the annual report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if we have received contrary instructions from one or more of the stockholders. Brokers with account holders who are our stockholders will also be householding our proxy materials. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to Investor Relations, Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and annual report and who would prefer to receive a single copy of such materials may instruct us accordingly by directing that request to us in the manner provided above. If you have received notice from your broker that they will be householding communications to your address and you would prefer to receive a separate set of annual meeting materials, please notify your broker. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request householding of their communications should also contact their brokers.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

OTHER INFORMATION

The Report of the Compensation Committee and the Report of the Audit Committee set forth in this proxy statement and the stock performance graph set forth in our Annual Report on Form 10-K, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished”), whether made before or after the date hereof, except to the extent that we specifically incorporate this information by reference.

Appendix A

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2004 Stock Incentive Plan (the “Plan”) of Blackboard Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith. Discretionary grants to non-employee directors shall be administered by a committee of independent Board members, within the applicable definition of independence under the applicable Nasdaq or stock exchange rules.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c) Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 12,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”).

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Upon exercise of a SAR (as hereinafter defined), the Board may count such SAR against the Common Stock available for grant under the Plan either (i) with respect to the total number of shares subject to such SAR (“Gross-Counted SARs”) or (ii) with respect only to the number of shares actually issued pursuant to such exercise (“Net-Counted SARs”), provided however that Net-Counted SARs will also be counted against the sub-limit set forth in Section 4(b)(2). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 471,923 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereinafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARs.  The maximum number of shares with respect to which Awards other than Options and Gross-Counted SARs may be granted shall be 1,950,000.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Blackboard Inc., any of Blackboard Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement. The exercise price per share shall not be less than 100% of the market value on the date of grant. For purposes of the Plan, “market value” shall mean the last reported sale price as of the date of grant of the Corporation’s common stock on the principal securities exchange, inter-dealer quotation system or nationally recognized trading system on which the stock is listed.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. Other than Options granted prior to March 1, 2005, Options granted hereunder shall expire no later than 8 years after the date of grant.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act and listed on a national securities exchange, the NASDAQ National Market or another nationally recognized trading system, by delivery of shares of Common Stock owned by the Participant valued at the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the date of exercise (or, if no such price is reported on such day, the shares of Common Stock shall be valued at their fair market value as determined by, or in a manner approved by, the Board in good faith), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by applicable law and by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof (“Substitute Options”). Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Limitation.  Other than adjustments pursuant to Section 9 or actions approved by the Company’s stockholders, outstanding Options shall not be amended to reduce the exercise price per Share thereof and the Company shall not implement an option exchange program pursuant to which an Option could be exchanged for a new Option with a lower exercise price per Share.

6.	Stock Appreciation Rights.

(a) General.  A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The base price from which such appreciation is measured shall not be less than 100% of the market value on the date of grant, as defined in Section 5(c). The date as of which such appreciation or other measure is determined shall be the exercise date. Stock Appreciation Rights granted hereunder shall expire no later than 8 years after the date of grant.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a

Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall not provide for vesting in full in less than a three-year period from the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (d)(1) shall not apply to (A) Awards granted pursuant to Section 10(j) or (B) a maximum of 100,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in the event of death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common

Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

(b) Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or Other Stock Unit Award granted under the Plan at the time of the grant of such Award.

(c) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2) Effect on Options

(a) Reorganization Event.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of an Option shall be accelerated so that such Option shall become immediately exercisable for the number of shares subject to the Option which otherwise would have first vested within 12 months following such Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth in the applicable option agreement as though such 12 month period had actually passed. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(b) Change in Control Event that is not a Reorganization Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of an Option shall be accelerated so that such Option shall become immediately exercisable for the number of shares subject to the Option which otherwise would have first vested within 12 months following such Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth in the applicable option agreement as though such 12 month period had actually passed.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event.  Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing a Restricted Stock Award or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of a Restricted Stock Award shall be accelerated so that the number of shares subject to such Award which otherwise would have first vested within 12 months following such Change in Control Event shall become immediately vested, and any remaining unvested shares subject to such Award shall continue to vest in accordance with the vesting schedule set forth in the applicable Restricted Stock Award as though such 12 month period had actually passed.

(4) Effect on Other Stock Unit Awards

(a) Reorganization Event that is not a Change in Control Event.  The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any Other Stock Unit Award granted under the Plan at the time of the grant of such Other Stock Unit Award.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing an Other Stock Unit Award or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of any Other Stock Unit Award shall be accelerated so that the number of shares subject to the Other Stock Unit Award which otherwise would have first become exercisable, realizable, vested or free from conditions or restrictions within 12 months following such Change in Control Event shall immediately become exercisable, realizable, vested or free from conditions or restrictions, and any remaining unvested shares subject to such Award shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the vesting schedule set forth in the applicable Other Stock Unit Award as though such 12 month period had actually passed.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued in accordance with the procedures set forth in Section 5(f)(3); provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  With respect to (i) a Participant’s Awards, in the event of death, disability or retirement of the Participant or (ii) any Awards outstanding under the Plan, in the event of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company, the Board may at any time provide that any such Award(s) shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Deferred Delivery of Shares Issuable Pursuant to an Award.  Subject to Section 11(g), the Board may, at the time any Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

(j) Performance Conditions.

(1) This Section 10(j) shall be administered by the Compensation Committee of the Board of Directors, or such other committee of “outside directors”, as defined by Section 162(m), approved by the Board (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(j) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(j), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, or (q) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(j), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the Nasdaq National Market, Inc. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e) Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(g) Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(h) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

BLACKBOARD INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints John E. Kinzer and Matthew H. Small as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Blackboard Inc. held of record by the undersigned on April 13, 2010, at the Annual Meeting of Stockholders to be held at 650 Massachusetts Avenue, NW, First Floor, Washington, District of Columbia 20001, on June 4, 2010 at 11:00 a.m., or any adjournment or postponement thereof.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Corporate Secretary of Blackboard Inc. or shall vote in person at the meeting.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on June 4, 2010.
The proxy statement and annual report to stockholders are available at
http://investor.blackboard.com/phoenix.zhtml?c=177018&p=proxy.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
BLACKBOARD INC.
JUNE 4, 2010
PROXY VOTING INSTRUCTIONS
MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
COMPANY NUMBER
ACCOUNT NUMBER
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF ALL DIRECTOR NOMINEES
AND
“FOR” PROPOSALS 2 AND 3.
[Detach along perforated line.]

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

New Address:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐ New Address

1.	Election of Directors:
	NOMINEES:	☐	FOR ALL NOMINEES: Frank Gatti; Beth Kaplan; Matthew Pittinsky
		☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
		☐	FOR ALL EXCEPT: (See instructions below.)
			O	Frank Gatti
			O	Beth Kaplan
			O	Matthew Pittinsky
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

		FOR	AGAINST	ABSTAIN

2.	To approve Amendment No. 5 to the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan from 10,500,000 to 12,000,000 and make other specified changes.	☐	☐	☐

3.	To ratify the selection of the Company’s independent registered public accounting firm.	☐	☐	☐
This proxy is solicited on behalf of the Board of Directors of Blackboard Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of each director nominee and “FOR” proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.     ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.